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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important!

Notice of 2014
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 25, 2014

Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813

Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813

March 14, 2014
Dear Shareholder:
The 2014 Annual Meeting of Shareholders of Bank of Hawaii Corporation will be held on Friday, April 25, 2014 at 8:30 a.m. on the Fifth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii Corporation also will be given and shareholders will have the opportunity to discuss matters of interest concerning the Company.
For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR Proposal 1: Election of Directors, FOR Proposal 2: Advisory Vote on Executive Compensation, FOR Proposal 3: Approval of Bank of Hawaii Corporation 2014 Stock and Incentive Plan, and FOR Proposal 4: Ratification of the Re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2014 fiscal year.
Your vote is very important. Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. If you wish to do so, your proxy may be revoked at any time before voting occurs at the Annual Meeting. You may also vote and change your vote by telephone or electronically via the Internet until 1:00 a.m. Central Time, April 25, 2014.
On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Peter S. Ho Chairman of the Board, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 25, 2014

To Our Shareholders:
The 2014 Annual Meeting of Shareholders of Bank of Hawaii Corporation will be held on Friday, April 25, 2014, at 8:30 a.m. on the Fifth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

1.	To elect 14 persons to serve as directors of the Company for a term of one year each until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

2.	To hold an advisory vote on executive compensation.

3.	To approve the Bank of Hawaii Corporation 2014 Stock and Incentive Plan.

4.	To ratify the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

5.	To transact any other business that may be properly brought before the meeting or any adjournment or postponement thereof.
Shareholders of record of Bank of Hawaii Corporation common stock (NYSE: BOH) at the close of business on February 28, 2014 are entitled to attend the meeting and vote on the business brought before it.
We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted by telephone or electronically via the Internet, or you may complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope.

By Order of the Board of Directors,

Mark A. Rossi
Vice Chairman and Corporate Secretary
Bank of Hawaii Corporation
Honolulu, Hawaii
Dated: March 14, 2014

IMPORTANT
Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save the expense of a supplementary solicitation.
Thank you for acting promptly.
Important Notice Regarding the Availability of Proxy Materials
for the 2014 Annual Meeting of Shareholders to be Held on April 25, 2014.
The Proxy Statement and the Bank of Hawaii Corporation 2013 Annual Report on Form 10-K to Shareholders for the year ended December 31, 2013 are available at www.edocumentview.com/boh. We encourage you to access and review all of the information in the proxy materials before voting.

BANK OF HAWAII CORPORATION
PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Bank of Hawaii Corporation (the “Company”) is soliciting the enclosed proxy for the Company's 2014 Annual Meeting of Shareholders. The proxy statement, proxy card, and the Company's Annual Report to Shareholders and Annual Report on Form 10-K are being distributed to the Company's shareholders on or about March 14, 2014.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote the shares you own. That other person that you designate is called a proxy who is required to vote your shares in the manner you instruct. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Q:	What am I voting on?

A:
You are voting on the election of directors, the Company's executive compensation as described in the Compensation Discussion and Analysis and related tables, the approval of the Company’s 2014 Stock and Incentive Plan (“2014 Plan”), the ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, and any other business that may be properly brought before the meeting. Your votes on the Company’s executive compensation and the ratification of the re-appointment of the Company’s independent public accounting firm are advisory only, and will not bind the Company.

Q:	Who may vote at the annual meeting?

A:
Shareholders of record of Bank of Hawaii Corporation's common stock, par value $0.01 per share, as of the close of business on February 28, 2014 (the “Record Date”) are entitled to attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 44,609,390 shares of common stock issued and outstanding.

Q:	How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present for purposes of determining a quorum.

Q:	What shares can I vote?

A:	You may vote all shares you own on the Record Date.

Q:	Why did I receive a one-page notice (the “Notice”) in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
The rules and regulations of the Securities and Exchange Commission (the “SEC”) allow companies to furnish proxy materials by providing access to such documents on the Internet instead of mailing a printed copy of proxy materials to each shareholder of record. Shareholders who previously requested to receive printed copies of proxy materials by mail will continue to receive them by mail. Shareholders who did not indicate a preference last year are receiving the Notice this year. The Notice provides instructions on how to access and review all of the proxy materials and how to submit your proxy on the Internet. If you would like to receive a printed or e-mail copy of the proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	Why am I being asked to vote on executive compensation?

A:
In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted, requiring that public company shareholders be provided with a general advisory vote to approve the compensation paid to named executive officers. This non-binding vote must occur annually, biannually, or triennially. At the Annual Meeting of Shareholders in 2011, our shareholders strongly supported an annual vote on executive compensation and, in light of that preference, the Board determined to hold the advisory vote annually until next determined in 2017 or earlier.

Q:	How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or notice, admission ticket, and proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
You may vote without attending the annual meeting. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares by mail, telephone, or the Internet. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

Mail. You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage-paid return envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Telephone. If you live in the United States, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.
Internet. If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on your proxy card.

Q:	May I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by providing notice to the Corporate Secretary, granting a new proxy with a later date or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you also vote at the meeting. If you voted by telephone or electronically via the Internet, you may change your vote until 1:00 a.m. Central Time, April 25, 2014. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What is a broker non-vote?

A:
The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers only Proposal 4 (ratification of the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2014 fiscal year) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Therefore, your broker will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a "broker non-vote." The NYSE does not consider Proposal 1 (election of Directors),

Proposal 2 (advisory vote on executive compensation), or Proposal 3 (approval of the Company's 2014 Plan) to be routine matters, so your broker may not vote on these matters in its discretion. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.
Q:    What are the voting procedures?

A:
Proposal 1 (election of Directors) is conducted annually by a majority of the votes cast in an uncontested election. This means that a director shall be elected if the votes cast for such nominee exceed the votes cast against the nominee. In the event of a contested election, the election shall be determined by a plurality of votes cast. This means that the nominees who receive the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the outcome of the vote.

Proposal 2 (advisory vote on executive compensation) and Proposal 3 (approval of the Company's 2014 Plan) require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting. Broker non-votes will be treated as not entitled to vote and will not affect the outcome. Abstentions will have the same effect as votes cast against the proposal. For Proposal 4 (ratification of selection of an independent registered public accounting firm), your broker, bank, trustee, or other nominee may exercise its discretion and vote.

Q:	Is my vote confidential?

A:
Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, the Internet, or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

Q:	Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees on behalf of the Board will solicit proxies from shareholders, personally, and by telephone, the Internet, facsimile, or other means. None of these employees will receive any additional or special compensation for soliciting proxies. We have retained Georgeson, Inc., 480 Washington Boulevard, Jersey City, New Jersey 07310 to assist in the solicitation of proxies for an estimated fee of $10,000 plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:	What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Computershare Investor Services (1-888-660-5443).

Q:	May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2015 Annual Meeting of Shareholders by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

Proposals To Be Included In The Proxy Statement and Voted On At The Meeting. Proposals that shareholders wish to have included in the proxy statement for the 2015 Annual Meeting of Shareholders must be made in accordance with SEC Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 14, 2014 at the above address.
Proposals To Be Voted On At The Meeting Only. Under Section 1.12 of the Company's By-Laws, for a shareholder to bring a proposal before the 2015 Annual Meeting, the Company must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2014 annual meeting; in other words, no later than February 5, 2015 and no earlier than January 26, 2015. The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii Corporation common stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement unless they comply with the requirements described in the preceding paragraph. Persons holding proxies solicited by the Board may exercise discretionary authority to vote against such proposals.

Q:	Where can I find the voting results of the annual meeting?

A:	We plan to announce preliminary voting results at the annual meeting. We will publish final voting results in a report on Form 8-K within four business days of the annual meeting.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	Where can I find out more information about the Company before the annual meeting?

A:	You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS
The Company’s Certificate of Incorporation requires that the Company’s Board consist of not fewer than three directors and not more than 15 directors. The Board has fixed the number of directors at 14. Each of the 14 directors listed below has been nominated for a one-year term to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that any or all of the director nominees are unable to stand for election as director, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, may select different nominees for election as directors.
Certain information with respect to each of the nominees is set forth below, including his or her principal occupation, qualifications, and directorships during the past five years. Each nominee has consented to serve and all nominees are currently serving on the Company’s Board. The nominees were each recommended to the Board by the Company’s Nominating & Corporate Governance Committee whose goal is to assemble a board that operates cohesively, encourages candid communication and discussion, and focuses on activities that help the Company maximize shareholder value. The Nominating & Corporate Governance Committee also looks at the individual strengths of directors, their ability to contribute to the board, and whether their skills and experience complement those of the other directors. A more detailed discussion on the nomination process and the criteria the Nominating & Corporate Governance Committee considers in their evaluation of director candidates is found in the Corporate Governance section which begins on page 14.
The Board of Directors recommends a vote “FOR” each of the nominees.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
S. Haunani Apoliona; 64; 2004
Trustee, Office of Hawaiian Affairs (“OHA”) (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians). Ms. Apoliona was elected OHA Trustee in 1996, and was re-elected to her 5th four-year term in 2012. Ms. Apoliona has dedicated more than 30 years working with and on behalf of Native Hawaiians. As Chairman of the OHA Board from 2000 through 2010 and Trustee of OHA since 1996, she has led the pursuit of Federal Recognition for Native Hawaiians, resolution of long-standing ceded land revenue disputes, and a vast array of advocacy initiatives for Native Hawaiians. Prior to OHA, she was President and Chief Executive Officer of Alu Like, a non-profit organization whose mission is to assist Native Hawaiians in achieving social and economic self-sufficiency, including workforce training, vocational education, and training in entrepreneurship, business development and computer technology. Ms. Apoliona has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1994. She is active in the community and serves on the boards of Bernice Pauahi Bishop Museum, Queen Lili’uokalani Children’s Center Advisory Council, The Nature Conservancy of Hawaii, and the Smithsonian’s National Museum of the American Indian. Ms. Apoliona’s knowledge of Native Hawaiian affairs and with cultural and charitable causes in Hawaii give her a unique perspective on the values and interests of our core market, which pervade the business environment. These insights inform the discussion at both the Board and on the Nominating & Corporate Governance Committee on which all of the independent directors serve.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Mary G. F. Bitterman; 69; 1994
President and Director of the Bernard Osher Foundation (a 37 year-old philanthropic organization headquartered in San Francisco that supports higher education and the arts) since 2004. Lead Independent Director of the Company since 1999. Previously, Dr. Bitterman was President and CEO of the James Irvine Foundation, an independent grant-making foundation serving Californians, and before that President and CEO of KQED, one of the major public broadcasting centers in the United States, Executive Director of the Hawaii Public Broadcasting Authority, Director of the Voice of America, and Director of the Hawaii State Department of Commerce and Consumer Affairs (and simultaneously ex-officio Commissioner of Financial Institutions, Commissioner of Securities, and Insurance Commissioner). Until BlackRock’s acquisition of Barclays Global Investors (“BGI”) in 2009, she was a member of the BGI board for nine years, serving on the Audit & Risk Committee as well as chairing the Nominating & Corporate Governance Committee. Dr. Bitterman has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1984. She currently is a director of the Bay Area Council Economic Institute, the Hawaii Community Foundation, the Commonwealth Club of California and Board Chair of the PBS Foundation, and an Advisory Council member of the Stanford Institute for Economic Policy Research and the Public Policy Institute of California. She is an Honorary Member of the National Presswomen’s Federation and a Fellow of the National Academy of Public Administration. Dr. Bitterman received her bachelor of arts degree from Santa Clara University and her M.A. and Ph.D. from Bryn Mawr College. Dr. Bitterman’s long history of experience in broadcasting, media and public policy, her experience as a regulator with authority over Bank of Hawaii and other state-chartered banks, her service on the board of a large mutual fund complex and its key committees, and her over 20 years on the Company’s Board provide her with expertise across a range of issues of critical importance to the Company’s activities in a highly regulated industry as well as the public facing aspects of our business. By virtue of her position as Lead Independent Director, she serves ex-officio as a member of each of the Board’s other standing committees.
Barclays Global Investors Funds
Mark A. Burak; 65; 2009
Retired. Formerly an independent consultant providing planning and business performance evaluation advisory services, and Executive Vice President for Planning, Analysis and Performance Measurement, Bank of America, having retired in 2000 after more than thirty years of service. Mr. Burak held various accounting and finance positions based in Chicago, London, San Francisco, and Charlotte at Bank of America and the former Continental Illinois National Bank, now part of Bank of America. As a consultant for Bank of Hawaii from late 2000 through 2003, he oversaw the development of the strategic plan and restructured the Company’s management accounting processes, including the implementation of a capital allocation methodology and development of a formal business unit performance evaluation process. Among other positions, Mr. Burak served as Controller, Managing Director of Management Accounting & Analysis, Business Segment Controller, and Regional Controller for Europe and Asia for the former Continental Illinois National Bank. Mr. Burak is a Certified Public Accountant. He has been a director of Bank of Hawaii, the Company’s major subsidiary, since 2009. He serves on the Board of Trustees of the Honolulu Museum of Art and is a member of Financial Executives International, having served on several local chapter boards and as President of the San Francisco Chapter, and is a member of the American Institute of Certified Public Accountants. Mr. Burak received his bachelors in business administration in public accounting from Loyola University of Chicago and his M.B.A. in finance from the Kellogg Graduate School of Management at Northwestern University. Mr. Burak’s career in accounting, finance and strategic planning for major banking organizations brings a high level of sophistication to his participation in Board discussion of a wide range of financial, strategic planning and operating matters, and his prior engagement as a consultant to Bank of Hawaii gives him direct knowledge of our business. His professional experience and educational background led the Board to appoint him to its Audit & Risk Committee and to designate him as a financial expert on that Committee. Along with all of the other independent directors, Mr. Burak also serves on the Board’s Nominating & Corporate Governance Committee.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Michael J. Chun; 70; 2004
Retired. Formerly President and Headmaster of Kamehameha Schools - Kapalama (a college preparatory school serving children of Hawaiian ancestry) from 2001 - 2012 and President, Kamehameha Schools from 1988 - 2012. As President and Headmaster, he was responsible for the leadership, financial management, administration and effectiveness of the college preparatory education program at the flagship Kapalama campus. Prior to his appointment at Kamehameha Schools, Dr. Chun was Vice President of Park Engineering, a Honolulu engineering consulting firm. He also served as Chief Engineer of the City and County of Honolulu and taught at the University of Hawaii where he directed graduate instruction and research in environmental engineering. Dr. Chun has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1993. In addition to being a director of Matson, Inc. (a shipping company that split from Alexander & Baldwin, Inc. in 2012), he serves on the boards of various professional and community organizations, including Hawaii Pacific University, Hawaii Medical Services Association, the Metropolitan Board of the YMCA of Honolulu, and Bishop Museum. Dr. Chun received his bachelors of science degree in civil engineering and his Ph.D. in environmental engineering from the University of Kansas, and his M.S. in civil engineering from the University of Hawaii. Dr. Chun’s leadership of one of Hawaii’s premier educational institutions both provides him with insights into key segments of our markets and customer base and, together with his engineering background, assists the Board in its consideration of a range of operational matters. These insights inform the discussion at both the Board and on the Nominating & Corporate Governance Committee on which all of the independent directors serve.
Matson, Inc., Alexander & Baldwin, Inc.
Clinton R. Churchill; 70; 2001
Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000, 2004, 2008, and 2012). Mr. Churchill served as COO and CEO of The Estate of James Campbell prior to becoming one of its Trustees. He also served as Controller, Financial Vice President, and President of Gaspro, Inc. and three years as a management consultant with Touche Ross & Co. Mr. Churchill has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1992. Mr. Churchill serves as a member of the Military Affairs Council and President of the Pacific Aviation Museum at Pearl Harbor. He received his bachelors of science degree in business and his M.B.A. in management and finance from the University of Arizona. Mr. Churchill’s long association with the Estate of James Campbell (now the James Campbell Company LLC), a nationally diversified real estate company and a major Hawaii landowner, has given him a broad perspective on business affairs in the Company’s core market as well as a deep knowledge of an industry that represents a large portion of our customer base. That perspective as well as Mr. Churchill’s background in financial accounting led the Board to appoint him to its Audit & Risk Committee, which he chairs. Along with all of the other independent directors, Mr. Churchill also serves on the Board’s Nominating & Corporate Governance Committee.
—
David A. Heenan; 73; 1993
Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001, 2005, 2009, and 2013). Dr. Heenan formerly served as Chairman and CEO of Theo H. Davies Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson. He also worked internationally for Chevron, Citicorp, and McKinsey. Dr. Heenan has served on the faculties of the Wharton and Columbia Business Schools and is a visiting professor at Georgetown University. Dr. Heenan has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1983. He is the author or co-author of eight books and has written various articles for such diverse publications as the Harvard Business Review, the Sloan Management Review, the Wall Street Journal, and the New York Times. He holds an M.B.A. from Columbia University and Ph.D. from the Wharton School of Business, University of Pennsylvania. As is the case with Mr. Churchill, Dr. Heenan’s association with The Estate of James Campbell, qualifies him for service on the Company’s Board. His international experience with major multinationals gives him an added perspective that is valuable to the Board in light of the broad geographic reach of the Company’s business. Dr. Heenan’s management and business knowledge led the Board to elect him to its Human Resources & Compensation Committee, which he chairs. Along with all of the other independent directors, Dr. Heenan also serves on the Board’s Nominating & Corporate Governance Committee.
Maui Land & Pineapple Co., Inc.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Peter S. Ho; 48; 2009
Chairman and Chief Executive Officer of the Company since July 2010; President since April 2008; Vice Chairman and Chief Banking Officer from January 2006 to April 2008; Vice Chairman, Investment Services from April 2004 to December 2005; and Executive Vice President, Hawaii Commercial Banking Group from February 2003 to April 2004. Mr. Ho has been a director of Bank of Hawaii, the Company's major subsidiary, since 2005. Bank of Hawaii has been named one of America's best banks by Forbes for five consecutive years. Mr. Ho is currently serving a three-year term on the board of the Federal Reserve Bank of San Francisco. In 2010, Mr. Ho was named Chairman of the Asia Pacific Economic Cooperation ("APEC") 2011 Hawaii Host Committee, a public-private entity comprised of private sector, labor and elected leaders created to support Hawaii, the country and President Obama’s hosting of APEC Leaders Week in November 2011. Mr. Ho is active in the Hawaii community and serves on several boards, including the Hawaii Community Foundation, the Hawaii Medical Service Association, Aloha United Way, McInerny Foundation, Shane Victorino Foundation, the Strong Foundation, and the Hawaii Bankers Association. He is a member of the Financial Services Roundtable, the Hawaii Business Roundtable, and the Hawaii Asia Pacific Association. Mr. Ho was named Young Business Person of the Year by Pacific Business News in 2003. In 2012, Mr. Ho was recognized as Hawaii’s distinguished citizen by the Aloha Council of the Boy Scouts of America. Mr. Ho holds a bachelors of science degree in business administration and an M.B.A. from the University of Southern California. He is also a 2008 graduate of Harvard Business School's Advanced Management Program. Mr. Ho's long career at Bank of Hawaii, his management responsibilities for all aspects of the Company's banking operations and his deep knowledge of our markets, community and culture all qualify him for service on our Board.

—
Robert Huret; 68; 2000
Managing Member of FTV Management Company, L.P., (a private equity management company) since 1998 and FTV Capital, a multi-stage private equity firm whose limited partners include many of the world’s foremost financial institutions. Mr. Huret is also Chairman of Huret Rothenberg & Co. a private investment firm, and is a director of Caplin Systems, Ltd., Cloudmark, Inc., and Financial Engines, Inc. Previously he was a senior consultant to Montgomery Securities. He has served as Senior Vice President, Finance and Trust Executive Officer at the Bank of California. Mr. Huret was also Vice President of Planning and Mergers and Acquisitions at First Chicago Corporation. He has 45 years of commercial banking, investment banking and private equity investment experience. He has participated in over 100 bank and bank-related mergers, public offerings and joint ventures, with an emphasis on technology companies focused in the financial services industry. Mr. Huret has been a director of Bank of Hawaii, the Company’s major subsidiary, since 2000. He has served as Trustee of Cornell University and San Francisco University High School. He received his bachelors of science degree in industrial and labor relations from Cornell University and his M.B.A. with distinction from Harvard University. Mr. Huret’s knowledge of the commercial and investment banking business, his experience in finance and investment activities and his participation in strategic transactions across the financial services spectrum give him a broad and deep perspective on all facets of our business. These qualifications led the Board to appoint him to its Audit & Risk Committee, to designate him as a financial expert, and to appoint him Vice Chairman of the Committee. Along with all of the other independent directors, Mr. Huret also serves on the Board’s Nominating & Corporate Governance Committee.
Financial Engines, Inc.
Kent T. Lucien; 60; 2006
Vice Chairman and Chief Financial Officer of the Company since April 2008; Trustee, C. Brewer & Co. Ltd., (a Hawaii corporation engaged in agriculture, real estate and power production) from April 2006 to December 2007; and Chief Executive Officer Operations, C. Brewer & Co., Ltd. from May 2001 to April 2006. He also held the positions of Controller and Chief Financial Officer and various other executive positions at C. Brewer & Co., Ltd. Prior to C. Brewer & Co., Ltd., Mr. Lucien worked for PricewaterhouseCoopers. He is a Certified Public Accountant. Mr. Lucien serves on the board of Wailuku Water Company LLC. He has been a director of Bank of Hawaii, the Company’s major subsidiary, since 2006. Mr. Lucien received his bachelors of degree from Occidental College and his M.B.A. from Stanford University. Mr. Lucien’s senior executive experience in significant Hawaiian businesses and his background in finance and accounting led the Board to nominate him as a director in 2006 and, prior to becoming the Company’s Chief Financial Officer, to serve on the Audit & Risk Committee as its chair and to be designated as a financial expert. These qualifications, coupled with his deep knowledge of the Company’s finances gained in his current role continue to qualify him for Board service.
Maui Land & Pineapple Co., Inc.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Martin A. Stein; 73; 1999
Partner, RSA Ventures (a consulting and venture capital company) since 1999; Chief Executive Officer and President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) 1998 to 2004. RSA Ventures specializes in telecommunications and internet-based financial companies across the United States and international companies including Canada and Israel. For eight years, Mr. Stein served as Vice Chairman of BankAmerica Corporation responsible for all technology and operations worldwide. He chaired various marketing, product strategy and budget committees for Bank of America and its parent company. He also served as EVP and Chief Information Officer responsible for all technology and operations at PaineWebber Corporation. As EVP of Fleet Financial Group, he was responsible for strategic planning, product development, marketing, MIS, operations and payments. Mr. Stein has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1999. Mr. Stein brings extensive experience in merger and consolidation activities, organizational efficiencies and staff management and development. He received a bachelor of arts degree (cum laude) and an honorary doctorate degree in business science from St. Johns University. Mr. Stein’s knowledge of the global commercial banking business and his focus on the technology that continues to be of great significance to the industry, as well as his experience in strategic transactions and operational challenges, allow him to provide the Board with valuable insight across a range of matters. These qualifications led the Board to appoint him to its Audit & Risk Committee. Along with all of the other independent directors, Mr. Stein also serves on the Board’s Nominating & Corporate Governance Committee.
—
Donald M. Takaki; 72; 1997
Chairman and CEO, HawkTree International, Inc. (a diversified holding company engaged in transportation, leasing, business records management, and real estate) since 1999. As Chairman and CEO of Island Movers, Inc., Mr. Takaki has grown his family-owned and operated transportation services company into Hawaii’s largest transportation service company, ranked among the top 250 companies in the State of Hawaii. He is the former Chairman of the Hawaii Convention Center Authority, now known as the Hawaii Visitors and Convention Bureau, and former board member of Hawaiian Airlines. Mr. Takaki has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1990. He is committed to his community, having served on the boards of many business and civic organizations, including the Hawaii Visitors and Convention Bureau (Chairman 2004-2006), Hawaii Hotel & Lodging Association, Hawaii Korean Chamber of Commerce, Japanese Cultural Center of Hawaii, and Iolani School. He serves as President and General Manager, Pacific Region Baseball, Inc., a non-profit organization that brings student athletes to and from Hawaii and Asia to promote cross cultural learning. In 2007, Mr. Takaki was recognized as the Distinguished Public School Graduate by the Public Schools of Hawaii Foundation. In 2011, he was named to the Maui High School inaugural Hall of Honor. Mr. Takaki’s deep involvement in the community and knowledge of business affairs throughout the Hawaiian Islands, as well as the experience gained through 16 years of service on our Board, make him well-qualified for service as a director.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Barbara J. Tanabe; 64; 2004
Owner, Ho’akea Communications, LLC (a public affairs company) since 2003. Ms. Tanabe has expertise in communications and issues management with 25 years of experience in public affairs, crisis management, and broadcast journalism in the United States and Asia. She served as President and CEO of Hill & Knowlton/Communications Pacific and her own consulting firm, Pacific Century, where she counseled executives and government officials in the areas of cross-cultural communications, crisis and issues management, and news media management. Ms. Tanabe was one of the first Asian-American women journalists in the nation, and pioneered news coverage of issues dealing with ethnic minorities, diversity, and civil rights. She co-founded a public policy research firm, Hawaii Institute of Public Affairs, which produced studies resulting in legislation to promote economic development in Hawaii. Ms. Tanabe has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1994. She is a member of the Board of Governors of the East-West Center, serves on the boards of the Japan-America Society of Hawaii, Pacific Forum (The Asia arm of the Center for Strategic and International Studies), and numerous task forces including special assignments with the chief justice of the Hawaii State Supreme Court. In 2013, she received the distinguished Alumni Award from the University of Hawaii. She received her bachelor of arts degree in communications from the University of Washington and an M.B.A. from the University of Hawaii. Ms. Tanabe’s expertise in and sensitivity to public policy matters, the media, and cultural and ethnic diversity in our core market bring insights that inform a wide range of Board deliberations and qualify her for service on the Board. Her management and business ownership background align her views on the Human Resources & Compensation Committee, on which she serves, with those of shareholders. Along with all of the other independent directors, Ms. Tanabe also serves on the Board’s Nominating & Corporate Governance Committee.
—
Raymond P. Vara, Jr.; 44; 2013
President since 2012 and Chief Executive Officer effective March 2013, Hawaii Pacific Health. As President and CEO, he oversees Hawaii's largest health care provider comprised of Straub Clinic & Hospital, Kapiolani Medical Center for Women & Children, Pali Momi Medical Center, Wilcox Memorial Hospital and Kauai Medical Clinic. Prior to his appointment in 2012, he served as its Executive Vice President and Chief Executive Officer of Operations since 2004. Mr. Vara also served as the Chief Financial Officer from 1998 to 2000 and Chief Executive Officer from 2000 to 2002 for Los Alamos Medical Center in New Mexico, an integrated health care service provider. Prior to his joining the private sector, Mr. Vara held various positions in the United States Army, including Controller for the Army's Northwestern Healthcare Network covering seven states, Deputy Chief Financial Officer of the Madigan Army Medical Center in Tacoma, Washington, and Assistant Administrator and Chief Financial Officer of Bassett Army Community Hospital in Fairbanks, Alaska. Mr. Vara is active in the Hawaii community and serves on several boards, including Island Insurance Company, American Heart Association-National Board, Finance and Audit Committee, American Hospital Association-Quality Committee, Hawaii Pacific University - Chair, Compensation Committee, and American Red Cross Hawaii Chapter. Mr. Vara holds a bachelor's degree in finance from Hawaii Pacific University and received his M.B.A. from the University of Alaska. His community involvement and leadership of Hawaii's largest health care provider and non-governmental employer bring a valuable perspective of a key segment of the markets we serve. Mr. Vara's financial and operational background coupled with his senior executive and audit committee experience make him well-qualified to serve on the Company's Board and led the Board to appoint him to the Audit & Risk Committee in 2013 and to designate him as a financial expert on that Committee. Along with all of the other independent directors, Mr. Vara also serves on the Board’s Nominating & Corporate Governance Committee.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Robert W. Wo; 61; 2002
Owner and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984. Under Mr. Wo’s leadership, this third generation family-owned and operated business has grown to become Hawaii’s largest furniture retailer, ranking it among the Top 250 companies in the State of Hawaii and among the Top 100 furniture retailers in the nation. He is a member of the Hawaii Business Roundtable whose mission is to promote the overall economic vitality and social health of Hawaii. Mr. Wo has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1991. He has always been active in the community, having served on the boards of Aloha United Way, Junior Achievement of Hawaii, and the Retail Merchants of Hawaii. Currently, Mr. Wo serves on several business and non-profit boards, including Hawaii Medical Service Association, Assets School, and Bobby Benson Center. He received his bachelor's degree in economics from Stanford University and earned his M.B.A. from Harvard Business School. Mr. Wo’s deep involvement in the community and knowledge of business affairs throughout the Hawaiian Islands bring a customer perspective to his participation in Board affairs and, as major employer in the state, qualify him for service on the Human Resources & Compensation Committee in addition to his role as a director. Along with all of the other independent directors, Mr. Wo also serves on the Board’s Nominating & Corporate Governance Committee.
—

BENEFICIAL OWNERSHIP
At the close of business on January 31, 2014, Bank of Hawaii Corporation had 44,652,815 shares of its common stock outstanding. As of January 31, 2014, this table shows the amount of Bank of Hawaii Corporation common stock owned by (i) each person or entity who is known by us to beneficially own more than five percent of Bank of Hawaii Corporation’s common stock; (ii) each current director and director nominee, (iii) each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and (iv) all of our directors and executive officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days	Total	Percent of Outstanding Shares as of January 31, 2014
More than Five Percent Beneficial Ownership
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,630,171	(1)	—	5,630,171	12.60%
Neuberger Berman Group LLC 605 Third Avenue New York, New York 10158	3,206,571	(2)	—	3,206,571	7.20%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	2,807,371	(3)	—	2,807,371	6.30%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,476,833	(4)	—	2,476,833	5.56%

Current Directors and Director Nominees
S. Haunani Apoliona	16,097	(5)	7,248	23,345	*
Mary G. F. Bitterman	31,639	(5)(6)	7,248	38,887	*
Mark A. Burak	5,066	(5)	—	5,066	*
Michael J. Chun	20,676	(5)(6)	7,248	27,924	*
Clinton R. Churchill	26,000	(5)(6)(8)	7,248	33,248	*
David A. Heenan	49,694	(5)(7)	7,248	56,942	*
Robert Huret	37,752	(5)	7,248	45,000	*
Martin A. Stein	12,900	(5)(6)	7,248	20,148	*
Donald M. Takaki	43,306	(5)	7,248	50,554	*
Barbara J. Tanabe	20,280	(5)	7,248	27,528	*
Raymond P. Vara, Jr.	1,113	(5)	—	1,113	*
Robert W. Wo	40,370	(5)(6)	7,248	47,618	*

Named Executive Officers
Peter S. Ho (also Director Nominee)	171,081		101,585	272,666	*
Kent T. Lucien (also Director Nominee)	64,149	(6)(9)	32,191	96,340	*
Mark A. Rossi	50,022	(10)	30,000	80,022	*
Mary E. Sellers	69,011	(6)	51,490	120,501	*
Peter M. Biggs	50,285	(6)	30,000	80,285	*
All current directors, director nominees, and executive officers as a group (21 persons)	820,974		409,060	1,230,034	2.75%

* Each of the current directors, director nominees, and named executive officers beneficially owned less than one percent of Bank of
    Hawaii Corporation's outstanding common stock as of January 31, 2014.

(1)
According to its Schedule 13G filed with the SEC on January 10, 2014, BlackRock, Inc. is a parent holding company or control person and its subsidiaries, BlackRock Asset Management Deutschland AG, BlackRock Advisors, LLC, BlackRock Advisors (UK) Limited, BlackRock Investment Management (Australia) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Management Ireland Limited, and BlackRock International Limited (collectively referred to as “BlackRock”), may be deemed to have beneficial ownership as of December 31, 2013 of 5,630,171 shares of Bank of Hawaii Corporation common stock owned by its clients, none known to have more than five percent of outstanding shares except subsidiary BlackRock Fund Advisors and the iShares Select Dividend ETF. According to the same filing, BlackRock has sole power to vote or to direct the vote over 5,449,374 of those shares and sole power to dispose or to direct the disposition of 5,630,171 shares.

(2)
According to its Schedule 13G filed with the SEC on February 12, 2014, Neuberger Berman Group LLC is a parent holding company or control person and its affiliates, Neuberger Berman LLC and Neuberger Berman Management LLC, which serve as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC’s various registered mutual funds (collectively referred to as “Neuberger Berman”), may be deemed to have beneficial ownership as of December 31, 2013 of 3,206,571 shares of Bank of Hawaii Corporation common stock by its clients, none known to have more than five percent of outstanding shares. According to the same filing, Neuberger Berman has shared power to vote or to direct the vote of 3,198,772 of those shares and shared power to dispose or to direct the disposition of 3,206,571 shares.

(3)
According to its Schedule 13G filed with the SEC on February 3, 2014, State Street Corporation is a parent holding company or control person and its subsidiaries, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors, Australia Limited, and State Street Global Advisors, Asia Limited, may be deemed to have beneficial ownership as of December 31, 2013 of 2,807,371 shares of Bank of Hawaii Corporation common stock owned by its clients, none known to have more than five percent of outstanding shares. According to the same filing, State Street Corporation has shared power to vote or to direct the vote over 2,807,371 of those shares and shared power to dispose or to direct the disposition of 2,807,371 shares.

(4)
According to its Schedule 13G filed with the SEC on February 11, 2014, The Vanguard Group is an investment adviser and its subsidiaries, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd., may be deemed to have beneficial ownership as of December 31, 2013 of 2,476,833 shares of Bank of Hawaii Corporation common stock owned by its clients, none known to have more than five percent of outstanding shares. According to the same filing, The Vanguard Group has sole power to vote or to direct the vote over 27,745 of those shares, sole power to dispose or to direct the disposition of 2,451,888 shares, and shared power to dispose or to direct the disposition of 24,945 shares.

(5)
Includes restricted shares owned by directors under the Director Stock Program: Ms. Apoliona, 11,773 shares; Ms. Bitterman, 1,113 shares; Mr. Burak, 1,113 shares; Mr. Chun, 16,913 shares; Mr. Churchill, 16,913 shares; Mr. Heenan, 21,913 shares; Mr. Huret, 1,113 shares; Mr. Stein, 1,113 shares; Mr. Takaki, 20,913 shares; Ms. Tanabe, 1,113 shares; Mr. Vara, 1,113 shares, and Mr. Wo, 16,613 shares. Also includes shares owned by directors under the Directors Deferred Compensation Plan: Messrs. Churchill, 5,061 shares; Heenan, 21,572 shares; Huret, 19,214 shares; Takaki, 10,146 shares; and Wo, 11,408 shares; and Mmes. Apoliona, 1,030 shares and Tanabe, 8,327 shares.

(6)
Includes shares held individually or jointly by family members as to which the specified director or officer may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 6,407 shares, Mr. Chun, 2,278 shares, Mr. Churchill, 4,026 shares, Mr. Stein, 3,000 shares, Mr. Wo, 9,636 shares, Mr. Lucien, 5,500 shares, Ms. Sellers, 40,790 shares, and Mr. Biggs, 15,366 shares.

(7)	Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(8)	Includes 500 shares held in an Individual Retirement Account.

(9)	Includes 1,000 shares held in a Keogh account.

(10)	Includes 1,890 shares held in an Individual Retirement Account.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Company and the Board have adopted Corporate Governance Guidelines (“Governance Guidelines”). The Governance Guidelines are posted on the Company’s Investor Relations website at www.boh.com. The Governance Guidelines address director qualification and independence standards, responsibilities of the Board, access to management, independence standards and access to independent advisors, compensation, orientation and continuing education, Board committees, Chief Executive Officer (“CEO”) evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board’s annual performance evaluation.
The Company’s leadership structure consists of a combined Chairman and CEO and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have a single individual serve as Chairman and CEO to control and implement the short- and long-term strategies of the Company. The Board believes that this joint position provides it with the ability to perform its oversight role over management with the benefit of a management perspective as to the Company’s business strategy and all other aspects of the business. With its Lead Independent Director, this governance structure also provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance, and enables the Board to fulfill its duties effectively and efficiently. The Company’s leadership structure promotes the objectivity of the Board’s decisions and its role in reviewing the performance of management. Through its leadership and governance processes the Company has successfully established a governance structure that provides both oversight and guidance by the Board to management regarding strategic planning, risk assessment and management, and corporate performance.
The Company’s Lead Independent Director is appointed by the Board and the current Lead Independent Director, Ms. Mary G. F. Bitterman, has served in this position since 1999. The Company’s Governance Guidelines clearly define the Lead Independent Director’s role and duties which include, but are not limited to: serving as Chairman of the Company’s Nominating & Corporate Governance Committee, presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management, and assisting the Board and executive management to ensure compliance with the Governance Guidelines.
Eleven of the twelve non-management directors, including the Lead Independent Director, are “independent” as defined by the NYSE rules. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2013, the non-management directors twice met in executive session. The Lead Independent Director also meets regularly on an individual basis with members of the Company’s executive management team.
Director Qualifications and Nomination Process
The Nominating & Corporate Governance Committee is responsible for identifying and assessing all director candidates and recommending nominees to the Board. Potential nominees are evaluated based on their independence, within the meaning of the Governance Guidelines and the rules of the NYSE. Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, and ability to commit adequate time to Board and committee matters and to act on behalf of shareholders. The criteria also include a determination of the needs of the Board and of the interplay between each individual’s personal qualities and characteristics and those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. In addition, Board members are expected to participate in continuing education and training opportunities to stay current on corporate governance, industry trends and issues and to understand the Company’s business.
The objective of the Nominating & Corporate Governance Committee is to present a combination of candidates that will result in a Board with a wide range of skills, expertise, industry knowledge, viewpoints, and backgrounds, with business and community contacts relevant to the Company’s business. To accomplish this, the Nominating & Corporate Governance Committee seeks candidates from different age groups, ethnicities, genders, industries, and experiences, in addition to the criteria described above. The result is a diverse and experienced Board, ranging in age from 44 to 73, with a variety of ethnicities and members of both genders. The Board includes directors with experience in public corporations, not-for-profit organizations, and entrepreneurial individuals who have successfully run their own private enterprises. The Board also has the broad set of skills necessary for providing oversight to a financial institution, which includes proven leadership, and expertise in finance, accounting, information technology, lending, investment management, and communications. With the exception of Mr. Mark A. Burak, who was first elected in 2009 and Mr. Raymond P. Vara, Jr., who was first elected in 2013, all of the current non-management directors have been on the Company’s Board for at least five years.
A shareholder may submit a candidate for consideration by the Board to be included in the Board’s slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating & Corporate Governance Committee under the same criteria that are applied to other candidates. The criteria are set forth above and in the Company’s By-Laws and Governance Guidelines. Candidates to be considered for nomination by the Nominating & Corporate Governance Committee at the 2015 Annual Meeting of Shareholders must be presented in writing to the Corporate Secretary on or before November 14, 2014 at 130 Merchant Street, Honolulu, Hawaii 96813.
Majority Voting
In 2013, the Company amended its By-Laws and Governance Guidelines to provide for majority voting in uncontested elections and a resignation process in the event a director nominee does not obtain a majority of votes cast. The resignation process provides the Board with discretion to accept a tendered resignation if a majority vote is not obtained. If the tendered resignation is not accepted by the Board, the Board shall not nominate such director to stand for re-election at the next annual meeting of shareholders.
Communication with Directors
Shareholders and any interested parties may communicate with the Board, non-management directors, or the Lead Independent Director by sending correspondence c/o the Company’s Corporate Secretary, 130 Merchant Street, Honolulu, Hawaii 96813. All appropriate communications received will be forwarded to the Board, non-management directors or the Lead Independent Director as addressed.
Code of Business Conduct and Ethics
The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The Company is proud of the high standards of quality and service that have been its hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees.
The Company and Board have adopted a Code of Business Conduct and Ethics (the "Code") for directors, executive officers (including its chief executive officer, chief financial officer, chief accounting officer and controller) and employees that is posted on the Investor Relations page of the Company’s website at www.boh.com. The Code addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. A waiver for an executive officer or director of the Company may be made only by the Audit & Risk Committee of the Board and must be promptly disclosed as required by SEC and NYSE rules. The Company will disclose any such waivers, as well as any amendments to the Code, on the Company’s website at www.boh.com.
Policy Prohibiting Hedging and Pledging of Company Stock
The Company's Securities Trading Policy (the "Policy") specifically prohibits directors and employees from hedging the risk associated with the ownership of Bank of Hawaii Corporation's common stock. The Policy also prohibits directors and employees from pledging transactions involving Bank of Hawaii Corporation common stock as collateral, including the use of a traditional margin account with a broker-dealer.

Director Independence
The Board is comprised of a majority of independent directors as defined by the NYSE listing standards. In affirmatively determining that a director is independent of the Company’s management and has no material relationship with the Company, either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company, the Board applies the following categorical standards, in addition to such other factors as the Board deems appropriate:

a)
In no event shall a director be considered independent if the director is an employee, or a member of the director’s immediate family is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman of the Board, CEO, Chief Financial Officer ("CFO") or other executive officer shall not disqualify a director from being considered independent following that employment.

b)
In no event shall a director be considered independent if the director receives, or a member of the director’s immediate family receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and is not independent until three years after ceasing to receive such compensation.

c)
In no event shall a director be considered independent if the director is a current partner or employee of the Company’s internal or external auditor, or whose immediate family member is a current partner or employee of such a firm and personally works on the Company’s audit; or was a partner or employee of such a firm and personally worked on the Company’s audit within the last three years.

d)
In no event shall a director be considered independent if the director is employed, or a member of the director’s immediate family is employed, as an executive officer of another company where any of the Company’s present executives serves on that company’s compensation committee until three years after the end of such service or employment relationship.

e)
In no event shall a director be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services rendered in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues for such year, until three years after falling below such threshold.

f)
A director will not fail to be deemed independent solely as a result of the director’s and the director’s immediate family members’, or a director’s affiliated entities, banking relationship with the Company if such relationship does not violate paragraphs (a) through (e) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, is made in compliance with applicable laws, including Regulation O of the Board of Governors of the Federal Reserve System, and do not involve more than the normal risk of collectability or present other unfavorable features.

g)
Audit & Risk Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit & Risk Committee members may receive directors’ fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

h)
Human Resources & Compensation Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company, and shall otherwise meet the independence criteria of Section 10C of the Securities Exchange Act of 1934, as amended. Human Resources & Compensation Committee members may receive director’s fees or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

i)
If a particular commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship or transaction that is not addressed by the above standards exists between a director and the Company, the Board will determine, after taking into account all relevant facts and circumstances, whether such relationship or transaction is in the Board’s judgment material, and therefore whether the affected director is independent.

For purposes of these independence standards, an “immediate family member” includes the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.
The following 11 directors and nominees have been determined by the Board to be independent: Messrs. Burak, Chun, Churchill, Heenan, Huret, Stein, Vara, and Wo, and Mmes. Apoliona, Bitterman, and Tanabe, and accordingly, the Board has a majority of independent directors as defined by the listing standards of the NYSE and the Governance Guidelines. All of the committees are composed entirely of independent directors who also meet applicable committee independence standards. Mr. Ho is the Chairman, CEO and President of the Company and is therefore not independent, Mr. Lucien is the CFO of the Company and is therefore not independent, and Mr. Takaki has been determined not to be an independent director due to his and his family’s ownership interest in HawkTree International, Inc. (“HawkTree”), a diversified holding company engaged in transportation, leasing, business records management, and real estate. HawkTree and its subsidiaries provide courier, armored car, ATM servicing, moving, and relocation services for the Company. More specific information is available on page 49 in the section regarding "Certain Relationships and Related Transactions."
Human Resources & Compensation Committee Interlocks and Insider Participation
No member of the Human Resources & Compensation Committee during fiscal year 2013 served as an officer, former officer, or employee of the Company or had a relationship that was required to be disclosed under “Certain Relationships and Related Transactions.” Further, during 2013, no executive officer of the Company served as:

•
A member of the Human Resources & Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Human Resources & Compensation Committee; or

•	A director of any other entity, one of whose executive officers or their immediate family member served on our Human Resources & Compensation Committee.
Oversight of Risk
The Company's governance, including policies, standards and procedures, has been developed with the goal of ensuring that business decisions and the execution of business processes are in compliance with legal and regulatory requirements.
Authority for accepting risk exposures on behalf of the Company originates from the Board. In turn, that authority is delegated through the Board-appointed Managing Committee, chaired by the CEO and comprised of executive management, and its subcommittees, including the Risk Council. The Risk Council, chaired by the Chief Risk Officer, provides the Managing Committee with a forum for the review and communication of both specific and company-wide risk issues, and serves to enhance collaboration among all areas of the Company that create and manage risk, while reinforcing executive management’s responsibility for ensuring risk is managed within established tolerances.
Risk management at the Company is the process for identifying, measuring, controlling and monitoring risk across the enterprise given its business as a financial institution and financial intermediary. Risk management crosses all functions and employees and is embedded in all aspects of planning and performance measurement. The Company’s systems, information and timely reporting are designed to enable the organization to quickly adapt to early warning signs.
The Board is responsible for oversight of the Company’s enterprise risk framework. The Board has delegated to the Audit & Risk Committee primary responsibility for overseeing financial, credit, investment and operational risk exposures including regulatory and legal risk; to the Fiduciary and Investment Management Committee, comprised of five board members, primary responsibility for oversight of fiduciary and investment risk of client accounts; and to the Compensation Committee primary responsibility for oversight of risk related to management and staff. These committees report to the full

Board to ensure the Company’s overall risk exposures are understood, including risk interrelationships. The Board also oversees reputational risk.
Risk reports are provided and discussed at every committee and Board meeting. In addition to detailed reports, the Board reviews an Enterprise Risk Position report that reflects key risk measures and trends across the Company. Key managers responsible for risk management (the Chief Risk Officer, the Treasurer, the Chief Compliance Officer, the General Counsel, and the Chief Fiduciary Officer) regularly provide updates at the respective committee and Board meetings. In support of the Board’s risk oversight role and to ensure that potential problems are surfaced, the Audit & Risk Committee directly oversees the Company’s Internal Audit and Credit Review functions.
Compensation Policies and Risk
The Board’s risk oversight responsibility includes the implementation of compensation programs that do not encourage or incentivize excessive risk taking. The Compensation Committee is responsible for establishing and reviewing the Company’s executive compensation programs, as well as the compensation programs for employees generally, and ensuring that the programs do not encourage unnecessary or excessive risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.
In 2013, the Company completed its comprehensive annual review of its policies and incentive plans.  This review confirmed that these policies and plans encourage behavior that is within the Company's risk tolerance, are compatible with effective controls and risk management and are supported by strong corporate governance, including a risk and control monitoring process which is embedded in its quarterly performance review process.  The review further confirmed that no individual employee or groups of employees' incentive plans encourage unnecessary or excessive risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

BOARD COMMITTEES AND MEETINGS
The Board met 10 times during 2013. The Board’s policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company’s annual shareholder meeting. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2013. All of the Company’s directors attended the 2013 Annual Meeting of Shareholders.
Board Committees
The Board has three standing committees: the Audit & Risk Committee, the Human Resources & Compensation Committee (the "Compensation Committee"), and the Nominating & Corporate Governance Committee. The charters for the respective Board committees are posted in the Investor Relations section of the Company’s website at www.boh.com.
The Board has affirmatively determined that all of the members of the Audit & Risk, Compensation, and Nominating & Corporate Governance Committees (collectively the “Board Committees”) meet the independence standards of the NYSE and the Company’s Governance Guidelines. The Board Committees’ charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the engagement.
Below are the members of each current standing committee.

Audit & Risk	Human Resources & Compensation	Nominating & Corporate Governance
Mary G. F. Bitterman	Mary G. F. Bitterman	S. Haunani Apoliona
Mark A. Burak	David A. Heenan*	Mary G. F. Bitterman*
Clinton R. Churchill*	Barbara J. Tanabe	Mark A. Burak
Robert Huret **	Robert W. Wo	Michael J. Chun
Martin A. Stein		Clinton R. Churchill
Raymond P. Vara, Jr.		David A. Heenan
Robert Huret
Martin A. Stein
Barbara J. Tanabe
Raymond P. Vara, Jr.
Robert W. Wo

*	Committee Chairman

**	Committee Vice Chairman

Audit & Risk Committee: 9 Meetings in 2013
The Audit & Risk Committee operates under and annually reviews a charter that has been adopted by the Board. The Audit & Risk Committee’s duties include assisting the Board in its oversight of the following areas of the Company: regulatory and financial accounting, reporting and credit risk management; compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; and overseeing the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit & Risk Committee also provides oversight of management’s activities with respect to capital management and liquidity planning, including dividends and share repurchases, and overall interest rate risk management. The Board has determined that Messrs. Burak, Huret, and Vara meet the definition of a “financial expert” within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Board has determined that all Audit & Risk Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise. The Audit & Risk Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission of information by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company’s hiring of certain employees of the independent registered public accounting firm. The Audit & Risk Committee is also responsible for reviewing Company transactions involving a director or executive officer. The Audit & Risk Committee Report is located on page 51.
Human Resources & Compensation Committee: 7 Meetings in 2013
The Human Resources & Compensation Committee's duties are set forth in its charter, and include responsibility for compensation levels of directors and members of executive management and reviewing the performance of executive management. The Human Resources & Compensation Committee reviews and approves goals for incentive compensation plans and stock plans, and evaluates performance against those goals. The Human Resources & Compensation Committee also reviews management development and training programs as well as succession planning for senior and executive management. The Human Resources & Compensation Committee charter allows for the delegation of its duties to its own subcommittee as long as such delegation is in compliance with all applicable laws, rules, and listing standards. The CEO, in consultation with the Director of Human Resources, makes recommendations with respect to non-CEO executive officer compensation. The Human Resources & Compensation Committee Report is located on page 23.
Nominating & Corporate Governance Committee: 6 Meetings in 2013
The Nominating & Corporate Governance Committee's duties are set forth in its charter and include reviewing the qualifications of all Board candidates and recommending qualified candidates for membership on the Board. The Nominating & Corporate Governance Committee reviews the Board’s organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees. The Nominating & Corporate Governance Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees. The Nominating & Corporate Governance Committee also reviews and evaluates the Company’s compliance with corporate governance requirements and leads and oversees the Board and its committees’ annual performance evaluations. Further information regarding the responsibilities performed by the Nominating & Corporate Governance Committee and the Company’s corporate governance is provided in the committee charter and the Governance Guidelines.

DIRECTOR COMPENSATION
Retainer Fees
In 2013, based on analyses completed by Meridian Compensation Partners, LLC ("Meridian"), the Board's independent executive compensation consultant, the Board approved the following retainer fees, which remain unchanged from the previous 12-month period:
•An annual retainer for service on the Board in the amount of $42,500;
•An additional annual retainer for the Lead Independent Director in the amount of $15,000;

•
An annual retainer for Audit & Risk Committee members in the amount of $13,000, an annual retainer for the Chairman of the Audit & Risk Committee in the amount of $20,000, and an annual retainer for the Vice Chairman of the Audit & Risk Committee in the amount of $15,000; and

•	An annual retainer for Compensation Committee members in the amount of $11,250 and an annual retainer for the Chairman of the Compensation Committee in the amount of $19,250.
In addition to these standing committees, the Board has other committees for which directors received fees in 2013. Ms. Apoliona and Mr. Takaki are members of the Board-appointed Benefit Plans Committee (“BPC”), and Mmes. Apoliona and Tanabe and Messrs. Chun, Takaki, and Wo are members of the Fiduciary Investment Management Committee (“FIMC”). In 2013, the FIMC chairman's (Mr. Wo) annual retainer was $12,500 and annual retainer fees for the FIMC and BPC members were $7,500 and $5,000, respectively. The Directors are reimbursed for Board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time.
Director Stock Plan
The Company maintains the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan (the “Director Stock Plan”). The purpose of the Director Stock Plan is to advance the interests of the Company by encouraging and enabling eligible non-employee members of the Board to acquire and retain throughout each member's tenure as director a proprietary interest in the Company by owning shares of Bank of Hawaii Corporation common stock. The Director Stock Plan allows for the granting of stock options, restricted common stock, and restricted stock units. Under the Director Stock Plan, the Board has the flexibility to set the form and terms of awards. In 2013, each of the 12 non-employee Board members was given a stock award of 1,113 shares of restricted common stock (“Restricted Shares”) with a vesting date of April 18, 2014. In 2013, no stock options or restricted stock units were granted under the Director Stock Plan.
Directors' Deferred Compensation Plan
The Company maintains the Directors' Deferred Compensation Plan (the “Directors’ Deferred Plan”), under which a non-employee director may participate and elect to defer the payment of all of his/her annual Board and committee retainer fees, or all of his/her annual Board retainer fees, or all of his/her annual committee retainer fees. In 2013, the Board approved the Amended and Restated Directors’ Deferred Plan and increased the number of available shares by 18,000 to be issued under the Directors’ Deferred Plan. At the director's choice, deferred amounts under the Directors' Deferred Plan may be payable: 1) beginning on the first day of the first month after the participating director ceases to be a director of the Company; or 2) on an anniversary date of the director's choosing after the director ceases to be a director; or 3) a date specified by the director (which may include a date prior to the date a director ceases to be a director). Deferred amounts are paid to the participant in a lump sum or in equal annual installments over such period of years (not exceeding 10 years) as the participant elects at the time of deferral. If a participant dies, all deferred and previously unpaid amounts will be paid in a lump sum to the participant's beneficiary on the second day of the calendar year following the year of death. A participant's deferred amounts are adjusted for appreciation or depreciation in value based on hypothetical investments in one or more mutual funds or in shares of Bank of Hawaii Corporation common stock, as may be directed by the participant. The Company's obligations under the Directors' Deferred Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plan. The assets of the trust are at all times subject to the claims of the Company's general creditors.

Director Stock Ownership Guidelines
The Board believes it is important to support an ownership culture for the Company's directors, employees and shareholders. To ensure that linkage to shareholders occurs among the fiduciaries of the Company each non-management director is required to own a minimum amount of five times his or her annual cash retainer in Bank of Hawaii Corporation common stock. Directors are given five years from first joining the Board to achieve guideline levels of ownership. Eleven of the twelve current non-management directors have satisfied the ownership guidelines. One director was just elected in 2013 and is expected to satisfy the ownership guidelines within the required five-year period.
Director Compensation

The following table presents, for the year ended December 31, 2013, information on compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2013.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
S. Haunani Apoliona	55,000	52,500	—	—	—	—	107,500
Mary G. F. Bitterman	86,750	52,500	—	—	—	—	139,250
Mark A. Burak	55,500	52,500	—	—	—	—	108,000
Michael J. Chun	50,000	52,500	—	—	—	—	102,500
Clinton R. Churchill	62,500	52,500	—	—	—	—	115,000
David A. Heenan	61,750	52,500	—	—	—	—	114,250
Robert Huret	62,500	52,500	—	—	—	—	115,000
Martin A. Stein	60,500	52,500	—	—	—	—	113,000
Donald M. Takaki	55,000	52,500	—	—	—	—	107,500
Barbara J. Tanabe	61,250	52,500	—	—	—	—	113,750
Raymond P. Vara, Jr.	41,625	52,500				—	94,125
Robert W. Wo	66,250	52,500	—	—	—	—	118,750

(1)	Mmes. Apoliona and Tanabe and Messrs. Heenan, Huret, and Wo elected to defer all of their respective fees earned in 2013. Mr. Takaki elected to defer only his Board retainer fees in 2013.

(2)
The amounts in this column reflect the fair market value of the restricted stock on the date of grant. On April 26, 2013 the Company issued grants of 1,113 shares of restricted common stock to each of the non-management directors, having an aggregate fair value of $52,500 based on the stock fair market value of $47.17 per share on the date of the grant; 100% of the grant will vest on April 18, 2014. As of December 31, 2013, each director had the following number of restricted stock awards accumulated in their accounts (which excludes options exercised and held as common stock in their accounts): Ms. Apoliona, 2,913 shares; Ms. Bitterman, 1,113 shares; Mr. Burak, 1,113 shares; Mr. Chun, 2,913 shares; Mr. Churchill, 2,913 shares; Mr. Heenan, 2,913 shares; Mr. Huret, 1,113 shares; Mr. Stein, 1,113 shares; Mr. Takaki, 2,913 shares; Ms. Tanabe, 1,113 shares; Mr. Vara, 1,113 shares; and Mr. Wo, 2,913 shares.

(3)
No option awards were granted in 2013. As of December 31, 2013, each director had outstanding options to purchase the indicated number of shares of the Company's common stock: Ms. Apoliona, 7,248; Ms. Bitterman, 7,248; Mr. Burak 0; Mr. Chun, 7,248; Mr. Churchill, 7,248; Mr. Heenan, 7,248; Mr. Huret, 7,248; Mr. Stein, 7,248; Mr. Takaki, 7,248; Ms. Tanabe, 7,248; Mr. Vara 0; and Mr. Wo, 7,248.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and considers the outcome of the vote when making future compensation decisions for its executive officers. The Company currently conducts annual advisory votes on executive compensation. The Company’s shareholders overwhelmingly approved its executive compensation at the 2013 Annual Meeting of Shareholders.
As described in the Compensation Discussion and Analysis, the primary focus of the Company's executive compensation programs is to encourage and reward behavior that promotes sustainable growth in shareholder value. Our executive compensation programs are intended to balance risk and reward in relation to the Company’s overall business strategy and further align management’s interests with shareholders’ interests. The Company’s commitment to a performance culture is reflected in its strong financial performance in recent years. Accordingly, the Board of Directors recommends that shareholders approve the executive compensation programs by approving the following advisory resolution:
RESOLVED, that the shareholders of Bank of Hawaii Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Company’s 2014 proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis section, the compensation tables, and the accompanying footnotes in this proxy statement.
The Board of Directors recommends a vote “FOR” the foregoing proposal.

HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT
The Human Resources & Compensation Committee ("Compensation Committee"), composed entirely of independent directors in accordance with the applicable laws, regulations, NYSE listing requirements and the Governance Guidelines, sets and administers policies that govern the Company’s executive compensation programs, and various incentive and stock programs. As members of the Compensation Committee, we have reviewed and discussed the Compensation Discussion and Analysis to be included in the Company’s 2014 Proxy Statement with management and, based on these discussions, recommended to the Company’s Board (and the Board subsequently approved the recommendation) that the Compensation Discussion and Analysis be included in such Proxy Statement.
As submitted by the members of the Compensation Committee,
David A. Heenan, Chairman
Mary G. F. Bitterman
Barbara J. Tanabe
Robert W. Wo

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the approach taken by the Compensation Committee in setting 2013 compensation for the following named executive officers:
•Peter S. Ho, Chairman of the Board, Chief Executive Officer, and President
•Kent T. Lucien, Vice Chairman, Chief Financial Officer
•Mark A. Rossi, Vice Chairman, Chief Administrative Officer, General Counsel, and Corporate Secretary
•Mary E. Sellers, Vice Chairman, Chief Risk Officer
•Peter M. Biggs, Vice Chairman, Chief Retail Officer
Executive Summary
The primary focus of the Company's executive compensation program is to encourage and reward performance that supports the Company's business strategies and promotes sustainable growth in shareholder value. As part of this focus, compensation risks are assessed and managed in the context of the Company's business strategies. The Company believes that its goals are best supported by rewarding the Company's named executive officers for outstanding contributions to the Company's success, compensating those officers competitively with similarly situated executive officers, and providing the Company's named executive officers with equity in the Company to encourage and motivate such officers to focus on the long-term growth and success of the Company.
The Company's financial performance remained strong in 2013, reflective of a healthy Hawaii economy.  In addition, a significant increase in interest rates since the early part of the second quarter of 2013 has resulted in our net interest margin improving in the second half of 2013.  The Company experienced loan and deposit growth in nearly every category.  Our credit quality remained solid, our balance sheet and capital ratios remained strong and we continued to maintain our focus on disciplined capital, risk and expense management.   During 2013, the Company also repurchased $35.5 million in common stock under its share repurchase program and paid cash dividends of $80.5 million. The Company outperformed most of its peers in key financial and operational measures, and achieved top quartile performance on such measures as return on average equity and the stock price to book ratio.
For 2013, cash compensation to the CEO and the other named executive officers consisted of base salary and performance-based variable compensation. Performance-based long-term equity compensation, used to encourage the named executive officers to focus on the long-term profitable growth of the Company and aligning their interests with those of the shareholders, included restricted stock awards. The performance-based awards made to the CEO and other named executive officers were established taking into account financial performance of the Company and achievement of the personal performance objectives established by the Compensation Committee described on pages 28 through 31.
The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company's Annual Meeting of Shareholders held on April 26, 2013, 96.0% of the votes cast on the say-on-pay proposal at that meeting were in favor of the proposal. The Company believes this affirms shareholders' support of the Company's approach to executive compensation, and did not change its approach in 2013. The Company will continue to consider the outcome of the say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Philosophy
Compensation of our named executive officers, including the CEO, is the responsibility of the Compensation Committee of the Board. The Compensation Committee believes that executive compensation should align with shareholders' interests, pay for performance, maintain a balance between risk and reward, reinforce support for the Company's vision, and be consistent with market compensation trends after taking into account the unique circumstances facing the Company in light of geographic, demographic and economic conditions in the markets served by the Company.
The Compensation Committee also believes that compensation should recognize short and long-term performance and may include both cash and equity components. The composition of components may vary from year to year based on individual, market and other factors. There are no specific formulas to determine the mix of pay elements, or the allocation between cash and non-cash compensation or among non-cash forms of pay.
As described below, neither total compensation nor any element of cash and non-cash compensation is formally benchmarked against a peer group of companies although the peer group data is used as a reference by the Compensation Committee. In making compensation decisions, the Compensation Committee considers individual performance, experience in the position, breadth of duties, and pay parity among positions of comparable responsibility. The Compensation Committee also reviews market data to verify that compensation is competitive and within market ranges.
Compensation Process
The Compensation Committee, consistent with its Charter, determines compensation for the named executive officers. The Compensation Committee, along with the Board, management, and its compensation consultant, undertake a process of linking compensation, corporate strategy and performance in setting and implementing executive compensation. The Compensation Committee determines the corporate goals and objectives relevant to CEO compensation and evaluates the performance of the CEO in light of those goals and objectives. In determining the CEO's long-term compensation, the Compensation Committee considers among other factors, the Company's performance, relative shareholder return, the competitive marketplace, and the awards given to the CEO in past years. With respect to compensation decisions for the other named executive officers, the CEO establishes Company, business unit and individual performance objectives and measures which include factors similar to those established for the CEO and provides his recommendations to the Compensation Committee. The Compensation Committee gives significant weight to the scoring of the named executive officers' performance objectives and recommendations of the CEO.
The Compensation Committee monitors the Company's financial and non-financial performance throughout the year as well as the Company's risk profile and risk management processes to ensure that the Company's compensation policies do not promote unnecessary or excessive risks that may threaten the value of the Company. Several areas are reviewed by the Committee including, but not limited to, how risk management is built into incentive compensation for the Company's executive management, the specific risk profile for a community bank as it relates to loans and investment securities, the controlled and disciplined approach in the compensation structure of the Company, the implementation of new processes with regard to qualitative versus quantitative measures of management performance, and the refinement of best practices.
In January of each year, the Compensation Committee reviews the Company's annual results and the longer-term performance trend compared to the business plan, and uses this review, together with factors as described on pages 28 through 31, as the basis for the annual evaluation of the CEO. The CEO does not attend executive sessions of the Compensation Committee where his own compensation is being reviewed and determined by the Committee or the Board. The Compensation Committee's evaluation is communicated to the CEO by the Lead Independent Director and is discussed with the full Board.
Based upon the established Company, business unit and individual performance objectives and measures, which include factors similar to those established for the CEO and individual objectives, the CEO, assisted by the Director of Human Resources (herself not a named executive officer), annually reviews and scores the performance of each of the other named executive officers. The conclusions and recommendations based on those reviews and formal scoring, including any recommendations for salary adjustments, annual awards and equity components, are presented to the Compensation Committee.
The Compensation Committee has the discretion to accept, reject, or modify the CEO's recommendations, and to determine the amount of equity and other compensation payable to executives based on its assessment of their performance.

In addition to formal scoring, the Compensation Committee believes that retaining discretion to assess performance of the CEO and other named executive officers gives the Compensation Committee members the ability to more accurately reflect individual contributions that cannot be quantified.
At-Risk Compensation
In order to achieve the desired incentive effect, the amount of pay that is directly linked to performance is significant. Base salary is the only element of total direct compensation whose value does not vary based upon performance.
The 2013 annual base salary for Mr. Ho was $754,847. The 2013 performance-based short-term cash incentive award was $1,200,000. The 2013 performance-based long-term incentive stock award was valued at $1,506,366, for a total of $3,461,213. As a result, $2,706,366 or 78% of the CEO's 2013 total direct compensation was at-risk.
The other named executive officers' base salary and incentive compensation vary to differing degrees, although the goal of linking a significant amount of pay directly to performance remains constant. The total direct compensation mix for named executive officer Mark A. Rossi is reflective of this approach. The 2013 base salary of Mr. Rossi was $423,769. The 2013 performance-based short-term cash incentive award was $419,000. The 2013 performance-based long-term incentive stock award was valued at $502,281, for a total of $1,345,050. As a result, $921,281 or 68% of Mr. Rossi's 2013 total direct compensation was at-risk.
The CEO and the other named executive officers' pay mix is illustrated in the charts below.

The Role of the Compensation Consultant
The Compensation Committee is responsible for retaining its compensation consultant and for determining the terms and conditions, including fees of the engagement. The Compensation Committee determines whether the consultant's services are performed objectively and free from the influence of management. The Board's independent compensation consultant, Veritas Executive Compensation Consultants, LLC ("Veritas"), associated with Meridian in April 2012 and then disassociated from Meridian in December 2013. Veritas continues as the Compensation Committee's compensation consultant. The compensation consultant reports directly to the Compensation Committee, takes instructions solely from the Compensation Committee, and performs no other services for the Company. The Compensation Committee Chairman pre-approves all compensation consulting engagements, including the nature, scope and fees of assignments. In 2013, the Compensation Committee considered the factors delineated by the SEC in Rule 10C-1 and determined that both Meridian and Veritas were independent compensation consultants and that their work did not raise a conflict of interest with the Company.
In 2013, Meridian and Veritas helped to ensure that the Company's executive compensation practices were competitive, appropriately designed, and were aimed at linking executive compensation to the business and strategic objectives of the Company. They also provided the Compensation Committee with market data and an analysis of competitive compensation for the CEO and the other named executive officers. The Compensation Committee used this data as a “market check” to help assess the competitiveness of the Company's pay practices, but neither total compensation nor any element of compensation paid to the CEO and the other named executive officers was formally benchmarked against this data. The Compensation Committee did not target the elements of its compensation program at any specific level or percentiles within a peer group.
To complete the analysis, Meridian and Veritas reviewed the CEO and the other named executive officers' compensation data from the proxies of banks and other companies similar in size and/or scope to the Company, as well as from published survey sources. This analysis took into account the competitive quality and appropriateness of the Company's current total compensation arrangements in light of our business objectives, financial performance and market best practices.
The Company's financial performance and compensation practices were compared to two peer groups:

1)
Bank Peer Group: Bankunited Inc, Capitalsource Inc, Cathay General Bancorp, City National Corp, Commerce Bancshares Inc, Cullen/Frost Bankers Inc, FirstMerit Corp, FNB Corp/FL, Fulton Financial Corp, Glacier Bancorp Inc, Hancock Holding Co, Iberiabank Corp, Intl Bancshares Corp, Investors Bancorp Inc, MB Financial Inc/MD, National Penn Bancshares Inc, Old National Bancorp, Privatebancorp Inc, Prosperity Bancshares Inc, Signature Bank/NY, Sterling Financial Corp/Wa, Susquehanna Bancshares Inc, SVB Financial Group, Texas Capital Bancshares Inc, Trustmark Corp, UMB Financial Corp, Umpqua Holdings Corp, Valley National Bancorp, Webster Financial Corp, and Wintrust Financial Corp; and

2)
Size-Based Peer Group: 3D Systems Corp, Athenahealth Inc, Choice Hotels Intl Inc, Cogent Communications Grp, Corporate Executive Board Co, Costar Group Inc, Digitalglobe Inc, Dreamworks Animation Inc, Dril-Quip Inc, Incyte Corp, Macquarie Infrastruct Co LLC, Semtech Corp, South Jersey Industries Inc, Texas Industries Inc, and Tootsie Roll Industries Inc.

The recommended peer groups included companies that the Company competes against for products and/or services, competes with for human capital, and is similar to in size and scope. These broad peer groups included direct competitors and organizations with similar business models, and therefore, provided a relatively meaningful comparison. Meridian and Veritas reviewed base salary, total cash compensation including annual incentives on both an actual and target basis, and total direct compensation including long-term incentives (both actual and target levels).
The Compensation Committee considered the analyses performed by Meridian and Veritas in reaching its executive compensation decisions.

Compensation Elements and Determination of Compensation
Compensation elements for 2013 included:

•	Base salary;

•	Performance-based variable compensation;

•	Long-term incentives;

•	Nonqualified deferred compensation;

•	Health, retirement, perquisites, and other compensation.
Base Salary
Base salary is based on each individual's responsibilities. The CEO may also consider compensation market survey data provided by Meridian and Veritas. Base salaries are generally established in connection with recruiting or retaining qualified executive officers. The Compensation Committee reviews salary levels as part of the Company's annual performance review process, as well as upon promotion or other changes in job responsibility. Merit-based increases to salaries for executive officers other than the CEO are determined by the Compensation Committee based on the CEO's assessment of individual performance and his recommendation.
In recommending base salaries the CEO considers the needs of the Company, internal pay parity among positions of comparable responsibility, and individual performance and contribution to the Company. The Compensation Committee also looks at market survey data to verify that salaries are competitive and within market ranges. The Compensation Committee undertakes a similar process in setting the base salary of the CEO.
On January 25, 2013, based upon peer group analysis, market data and recommendations by Meridian, the Committee approved, effective April 1, 2013, a base salary increase for Mr. Ho in the amount of $150,000 for a total annual base salary of $900,000; for Mr. Lucien in the amount of $25,000 for a total annual base salary of $450,000; for Mr. Rossi in the amount of $25,000 for a total annual base salary $450,000; for Ms. Sellers in the amount of $50,000 for a total annual base salary of $425,000; and for Mr. Biggs in the amount of $25,000 for a total annual base salary of $350,000.

Subsequent to the Committee’s approval, and in recognition of the prevailing challenges facing the financial services industry in 2013, Mr. Ho voluntarily reduced his new annual base salary to $765,000; Messrs. Lucien and Rossi voluntarily reduced their new annual base salary to $427,500; Ms. Sellers voluntarily reduced her new annual base salary to $403,750 and Mr. Biggs voluntarily reduced his new annual base salary to $332,500. The reduced annual base salaries became effective April 1, 2013.

Performance-Based Variable Compensation

The named executive officers participate in the Bank of Hawaii Corporation Executive Incentive Plan (the “Executive Incentive Plan”), which is designed to compensate the named executive officers with annual cash awards for optimizing the profitability and growth of the Company. These incentives reward the participants for achieving their individual goals, as well as the Company's goals and link the personal interests of participants with those of the Company's shareholders. The Executive Incentive Plan also provides participants with an incentive for individual performance and teamwork.
For awards that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) (see “Tax Considerations” below), the Compensation Committee establishes, at the beginning of an annual performance period, an incentive pool from which incentive awards are paid to participants. The incentive pool is expressed as a percentage of the Company's net income before taxes for the fiscal year. For performance year 2013, the incentive pool was established as an amount equal to 3% of the Company's net income before taxes for the fiscal year.
At the beginning of the performance period, each participating executive is allocated a maximum percentage of the incentive pool. For 2013, the Compensation Committee allocated a maximum of 35% to Mr. Ho, 14% to Messrs. Lucien and

Rossi, and 12% to each of the other named executive officers. The Compensation Committee exercises its discretion, however, to reduce an executive's actual incentive payment to a dollar amount based on a target award opportunity. A target award opportunity, expressed as a percentage of base salary, is established for each named executive officer at the beginning of the year. The target award opportunity is generally set for performance that meets financial expectations. Each named executive officer's target award opportunity takes into account the executive's position, scope of responsibilities, and individual contribution to the Company. For 2013, the target award opportunity for Mr. Ho was 100% of his base salary, the target award opportunity for Messrs. Lucien and Rossi was 80% of base salary, and the target award opportunity for Ms. Sellers and Mr. Biggs was 70% of base salary. The potential range of annual incentive opportunities, expressed as a percent of base salary, was as follows:

Mr. Ho	0 - 250%
Messrs. Lucien and Rossi	0 - 200%
Ms. Sellers and Mr. Biggs	0 - 175%
In evaluating the CEO’s performance and determining the amount by which the CEO’s incentive pool percentage would be adjusted to arrive at his incentive payment, the Compensation Committee employed a scoring system that assigned to the CEO a weighted score based on satisfaction of previously established performance objectives and measures at the beginning of each year by the Compensation Committee. The score could have ranged from 0.0 (lowest possible score except for the financial performance and shareholder value criteria which carries a lowest possible score of 1.0) to 2.5 (highest possible score except for the risk management criteria which carries a maximum score of 2.0) for each of the specified criteria. For example, the Compensation Committee would assign a score of 2.5 if the Company’s shareholder value performance (as measured by its Stock Price to Book Ratio vs. Peers) was in the top or 4th quartile, a score of 2.0 if shareholder value performance was in the 3rd quartile, a score of 1.5 if shareholder value performance was in the 2nd quartile, and a score of 1.0 if shareholder value performance was in the 1st quartile. The Company’s shareholder value performance was measured through comparison with the banking companies identified in the S&P Super Composite Regional Bank Index described below.
These performance objectives and measures were selected by the Compensation Committee because they represent a balance between financial and qualitative measurements of performance. They are consistent with the strategic direction of the Company and highly correlated to increases in shareholder returns as well as long-term organizational well being.

In January 2014, the Compensation Committee reviewed and discussed the CEO's 2013 performance as measured against the results of the Company's 2013 financial performance and the CEO's specific performance objectives. The Compensation Committee then scored each of the performance objectives. The CEO received a total score of 13.89 out of a maximum score of 14.50. The tabulated results were as follows:

Score
(maximum 14.50)
Financial Performance: Diluted Earnings Per Share as a % of Budget (90% - 100%)	2.00
Shareholder Value: Stock Price to Book Ratio vs. Peers (1) (4th Quartile)	2.50
Risk Management	2.00
Community Presence/Reputation (Outstanding)	2.50
Leadership Development & Succession Planning (Outstanding)	2.50
Strategic Initiatives (Outstanding/Exceptional)	2.39
Score	13.89

(1)
Based on the S&P Super Composite Regional Bank Index less the 9 institutions with assets > $50.0 billion. The Index includes the following banks in order of Stock Price to Book Ratio ranking: Home Bancshares Inc/AR, First Financial Bankshares Inc., Bank of the Ozarks Inc., Signature Bank/New York NY, Texas Capital Bancshares Inc., Westamerica Bancorporation, Bank of Hawaii Corporation, SVB Financial Group, PacWest Bancorp, CVB Financial Corp, Glacier Bancorp Inc., Wilshire Bancorp Inc., East West Bancorp, Inc. Commerce Bancshares Inc/MO, UMB Financial Corp., City Holding Co., Community Bank System Inc., Cullen/Frost Bankers Inc., City National Corp/CA, PrivateBancorp Inc., Boston Private Financial Holdings Inc., Hanmi Financial Corp., Tompkins Financial Corp., Banner Corp., BBCN Bancorp Inc., Bancorp South Inc., Independent Bank Corp/Rockland MA, TCF Financial Corp., United Community Banks Inc/GA, Pinnacle Financial Partners, Inc., Prosperity Bancshares Inc., United Bankshares Inc/WV, Simmons First National Corp, Cathay General Bancorp, National Penn Bancshares Inc., First Financial Bancorp., FirstMerit Corp., NBT Bancorp Inc., Webster Financial Corp., Trustmark Corporation, S&T Bancorp Inc., Columbia Banking System Inc., First Horizon National Corp., Old National Bancorp/IN, First Midwest Bancorp Inc./IL, Valley National Bancorp, Hancock Holding Co., International Bancshares Corp., Synovus Financial Corp., Umpqua Holdings Corp., Fulton Financial Corp., FNB Corp/PA, Sterling Bancorp/NY, First Commonwealth Financial Corp., First BanCorp/Puerto Rico, Wintrust Financial Corp., Associated Banc-Corp., Susquehanna Bancshares Inc., and First Niagara Financial Group Inc.

The specified performance objectives and measurements established for the CEO evaluation are generally not adjusted during the year, except in the Compensation Committee’s discretion, in the event of certain unanticipated events affecting the Company. The Compensation Committee did not make any such adjustments in 2013.
The CEO's award under the Executive Incentive Plan is recommended by a pre-determined grid based on the performance evaluation score. The award is established as a percentage of base salary. Based upon the CEO's performance score and application of the payout grid, the Compensation Committee exercised its discretion and, at Mr. Ho's request to voluntarily reduce his incentive award to reflect the decline in the Company’s earnings per share performance in 2013, set Mr. Ho's incentive award at $1,200,000 which is less than his 2012 incentive award of $1,375,000.
The incentive amounts payable to the other named executive officers are likewise measured against pre-established performance objectives and measures. In evaluating the other named executive officer’s performance and determining the amount by which the other named executive officer’s incentive pool percentage would be adjusted to arrive at his or her incentive payment, a scoring process was utilized which assigned to the other named executive officers a weighted score based upon achievement of the performance objectives. The score could have ranged from 0.0 (lowest possible score except for the financial performance and shareholder value criteria which carries a lowest possible score of 1.0) to 2.5 (highest possible score except for the risk management criteria which carries a maximum score of 2.0) for each of the specified criteria.
The 2013 other named executive officers' performance objectives included:

Corporate Performance		Strategic Initiatives		Sphere of Influence
1.	Financial Performance (diluted earnings per share as a % of budget)	1.	Drive Employee Engagement	Individual and unit performance objectives and measures
2.	Shareholder Value (Stock Price to Book Ratio vs. Peers)	2.	Deepen Client/Customer Relationships
3.	Risk Management	3.	Improve Brand
		4.	Gain Efficiency
		5.	Actively Manage Capital and Risk
The performance objectives were evenly weighted for each of the other named executive officers except for those of the Chief Risk Officer. Recognizing risk management to be a critical performance objective independent of financial performance, a 50% weighting for the Chief Risk Officer’s (Ms. Sellers) individual/unit performance is assigned, with 20% allocated to Corporate Performance and 30% to Strategic Initiatives. The achievement of compliance and regulatory goals as measured by ratings received in regulatory examinations, financial performance and shareholder value are objective standards for which the other named executive officers bear responsibility.
In January 2014, the Compensation Committee reviewed the actual 2013 performance results against the performance objectives and measures for each of the other named executive officers. A numeric score for each of the other named executive officers was assigned based upon achievement of the performance objectives and measures and the recommendations of the CEO. The CEO presented the tabulated numeric score for each of the other named executive officers and his evaluation of their individual performance, and recommended to the Compensation Committee the 2013 annual cash incentive to be paid to each of the other named executive officers. The Compensation Committee places significant weight on the CEO’s incentive award recommendations but independently reviews and approves those recommendations.
The performance objective scoring results and the 2013 incentive compensation awards to each of the other named executive officers were as follows:

Named Executive Officers	Numerical Scoring (maximum 14.50)	Result/Rating	2013 Award	Change from 2012 Award
Kent T. Lucien	13.97	Outstanding	$419,000	($36,000)
Mark A. Rossi	13.97	Outstanding	$419,000	($36,000)
Mary E. Sellers	14.12	Outstanding	$387,000	($33,000)
Peter M. Biggs	13.97	Outstanding	$349,000	$24,000

Messrs. Lucien, Rossi, and Biggs and Ms. Sellers chose to voluntarily reduce their incentive awards to reflect the decline in the Company’s earnings per share performance in 2013. Mr. Biggs’ incentive award was subsequently adjusted to reflect market compensation for a Chief Retail Officer.
Long-Term Incentives
Long-term incentives are intended to encourage decision-making with the long-term interests of the Company in mind, to retain and reward management for the long-term success of the Company and to align the interests of shareholders and executives through the achievement of the Company's strategic business plan. The Company generally uses equity awards, which are an important component of total compensation, to accomplish its long-term incentive objectives. In accordance with the Company's equity compensation plans, the Compensation Committee may grant stock options, restricted stock awards, or restricted stock units.
In early 2011, the Compensation Committee approved a 3-year share appreciation program (the “SAP”), a cash-based performance unit program designed to align the long-term interests of shareholders and executives through risk management and the achievement of earnings growth and stock price appreciation.  The Compensation Committee approved a replacement program to the SAP (the “Replacement Program”) in late 2011. The Replacement Program replaced the cash-based feature of the SAP with a 3-year stock option incentive program.  The Replacement Program was eliminated in 2012 and no stock options were awarded under the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan in 2013.
The amount of long-term incentive grant awards under the 2004 Stock and Incentive Compensation Plan is subjectively determined, taking into account position and job responsibilities, executive retention, individual performance, Company performance, future potential contributions to the Company, internal pay parity, and market survey data. In addition, the Compensation Committee may review additional factors to determine the size, frequency and type of long-term incentive grants. These factors may include the tax consequences of the grants to the individual and the Company, accounting impact, potential dilutive effects, potential future stock values and the number of shares remaining available for issuance under the Company's equity incentive plan.
The terms and conditions of awards under the 2004 Stock and Incentive Compensation Plan, including the amount, measurement, vesting and payment of such awards, may be conditioned upon certain performance measures and are determined at the discretion of the Compensation Committee. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Internal Revenue Code, the performance measures utilized met the deductibility requirements of Section 162(m) of the Internal Revenue Code. Restricted stock or restricted stock unit awards generally vest based on achievement of one or more performance goals, length of service or both. The performance objectives for 2013 as established by the Compensation Committee were as follows: positive net income for the fiscal year ended December 31, 2013 and return on assets, return on equity, or stock price to book ratio vs. peers for the 2013 fiscal year falling within the top two quartiles of the 2013 Regional Bank Index or the 2013 U.S. Bank Index, which were selected as effective measures of company financial performance. The discussion under “Grants of Plan-Based Awards in 2013" and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table disclose the details of the performance criteria that have been used for recent equity awards made to named executive officers.
The Compensation Committee believes that significant ownership of our common stock by our executives directly aligns their interest with those of our shareholders and also helps balance the incentives for risk-taking inherent in equity-based awards. Under the Company's executive stock ownership guidelines, the CEO should own Company common stock having a market value equal to at least five times base salary, vice chairmen should own Company stock having a market value equal to at least two times base salary, and senior executive vice presidents should own Company common stock having a market value equal to at least 1.5 times base salary. Stock ownership includes the value of vested stock options, restricted stock, stock units from qualified plans, and other stock held by the executive. The guidelines provide that the CEO comply with the stock ownership levels within five years of the date that they are hired or promoted to such position within the Company; for all other named executive officers the attainment period is three years. As of December 31, 2013, all of the named executive officers satisfied the stock ownership guidelines.

Nonqualified Deferred Compensation
The Compensation Committee has adopted the Bank of Hawaii Corporation Executive Deferred Compensation Program (the “Deferred Compensation Program”), a program that offers senior management (including the named executive officers) the ability to defer up to 80% of base salary and/or 100% of incentive amounts under the Executive Incentive Plan in order to allow executives to defer, along with the receipt of such incentive amounts, the income tax liability on such amounts (including any appreciation in value as a result of the deemed investment of such amounts) until payment. This program allows participants to manage their cash flow and estate planning needs.
The Company also maintains the Bank of Hawaii Retirement Savings Excess Benefit Plan (the “Excess Benefit Plan”), a nonqualified supplemental retirement benefits plan that compensates participants for benefits that would otherwise be payable under the Company's Retirement Savings Plan (the "RSP") but for certain Internal Revenue Code (“IRC”) limitations. The Compensation Committee believes that this plan is important to ensure equitability in retirement funding amounts between those that fall below and above the IRC limitations.
Benefits under the Deferred Compensation Program and the Excess Benefit Plan are not directly tied to specific Company performance. The value of these programs is viewed independently by the Compensation Committee from the other pay elements. Gains from longer-term incentives are not included in the determination of nonqualified deferred compensation benefits.
Health, Retirement, Perquisites and Other Compensation
Executive officers are eligible to participate in health and insurance plans, retirement plans, and other benefits generally available to full-time employees. This is consistent with our belief in offering employees basic health and retirement benefits that are competitive in our markets. The retirement programs assist our employees in planning for their retirement income needs. Benefits under our qualified health and retirement plans are not directly tied to specific Company performance. The Compensation Committee regularly reviews the value of benefits. Our employees who meet service requirements are eligible to participate in the Company sponsored Retirement Savings Plan, a tax-qualified defined contribution pension plan. We believe that ongoing perquisites should be limited in scope and value.
Employment Agreements
The Company does not generally have employment agreements with its executives. However, the Compensation Committee has from time to time entered into such agreements to retain key executives. In 2010, with the transition in the Company's leadership, a Retention Agreement for Mr. Lucien was implemented, providing, among other things, for a retention payment of $425,000 on January 31, 2013 (the “Retention Payment”). In early 2012, the Retention Agreement with Mr. Lucien was amended to extend the Retention Payment date to January 31, 2014. On July 1, 2013, Mr. Lucien entered into an Amended and Restated Retention Agreement, providing for the Retention Payment to be paid on August 15, 2014 so long as he remains employed with the Company through July 31, 2014 and certain performance conditions are satisfied as of July 31, 2014. Thereafter, Mr. Lucien will continue his employment on an at will basis as Vice Chairman and CFO.
Change In Control
The Compensation Committee believes that an essential component to protecting and enhancing the best interests of the Company and its shareholders is to provide for the protection of its executive team in the event of a change in control of the Company. Change in control benefits play an important role in attracting and retaining key executives. The payment of such benefits ensures a smooth transition in management following a change in control by giving an executive the incentive to remain with the Company through the transition period, and, in the event the executive's employment is terminated as part of the transition, by compensating the executive with a degree of financial and personal security during a period in which he or she is likely to be unemployed.
The Change in Control Retention Plan (the “Retention Plan”), includes a payout requirement and provides benefits only in the event of a change in control and a participant's termination of employment by the Company without cause or by the participant for “good reason” within 24 months following a change in control. The Compensation Committee believes that this encourages executives to remain with the Company upon a change in control. The key provisions of the Retention Plan for Vice Chairmen and above are:

•	Severance benefit - a “two times base salary and bonus” payment which is payable in the month following termination of employment.

•
Payment for non-competition - an additional “one times base salary and bonus” payment that is payable only if the executive complies with the 12-month non-competition restrictions specified under the Retention Plan.

•	In addition to non-competition restrictions, the Retention Plan imposes non-disclosure, non-solicitation and non-disparagement restrictions on participants.
In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit, and to eliminate any tax gross up payments to executives in connection with any payment or benefit under the Retention Plan. The terms of the Company's 2004 Stock and Incentive Compensation Plan provide for full acceleration of vesting of restricted stock, restricted stock units, and stock options upon the occurrence of a change in control of the Company. We believe that it is generally appropriate to fully vest equity and incentive-based awards to employees in a change in control transaction because such a transaction may often cut short or reduce the employee's ability to realize value with respect to such awards. Similarly, the Executive Incentive Plan provides that incentive awards will, upon a change in control of the Company, be prorated as though the applicable performance period ended on the change in control date and will be calculated as an amount equal to two times a participant's incentive allocation for the prorated performance period.
Each of the named executive officers participates in the Retention Plan. See the discussion under "Change in Control, Termination, and Other Arrangements" on page 41 for additional information.
Tax Considerations
Section 162(m) of the IRC limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000, but excludes “performance-based compensation” from this limit. In 2013, no compensation paid to our executive officers exceeded the deductibility limit.

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid to or earned by our named executive officers for each of the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Peter S. Ho	2013	754,847	—	1,506,366	—	1,200,000	—	146,213	3,607,426
Chairman of the Board,	2012	675,000	—	1,564,738	228,897	1,375,000	3,798	122,908	3,970,341
Chief Executive Officer &	2011	680,768	—	75,039	244,369	950,000	1,174	103,859	2,055,209
President

Kent T. Lucien	2013	423,500	—	502,281	—	419,000	—	71,668	1,416,449
Vice Chairman,	2012	382,500	—	575,980	147,150	455,000	—	66,836	1,627,466
Chief Financial Officer	2011	385,768	—	42,548	157,097	395,000	—	64,280	1,044,693

Mark A. Rossi	2013	423,769	—	502,281	—	419,000	—	72,085	1,417,135
Vice Chairman, Chief	2012	375,770	—	572,162	147,150	455,000	—	67,430	1,617,512
Administrative Officer,	2011	354,000	—	39,018	157,097	395,000	—	63,475	1,008,590
General Counsel, &
Corporate Secretary

Mary E. Sellers	2013	392,730	—	502,281	—	387,000	—	55,337	1,337,348
Vice Chairman,	2012	330,769	—	566,913	147,150	420,000	9,808	50,009	1,524,649
Chief Risk Officer	2011	308,615	—	34,038	157,097	360,000	19,638	44,155	923,543

Peter M. Biggs	2013	329,424	—	983,651	—	349,000	—	46,545	1,708,620
Vice Chairman,	2012	292,750	—	543,054	147,150	325,000	—	39,989	1,347,943
Chief Retail Officer	2011	260,730	202,048	11,507	157,097	225,000	—	34,942	891,324

(1)	Messrs. Ho and Lucien received no fees or compensation for their services on the Board of Directors.

(2)
In 2008, the Company approved the Cash for Equity Program to augment equity based compensation. Awards under this Program are included in the "Bonus" column of this table. In 2011, Mr. Biggs received a Cash for Equity award of $190,000. Additionally, Mr. Biggs received a $12,048 payout of his accrued vacation that appears in this column.

(3)
This column represents the aggregate grant date fair value of restricted stock granted to each of the named executive officers in accordance with Accounting Standards Codification ("ASC") Topic 718, "Compensation - Stock Compensation." Restricted stock awards are valued at the closing price of the Company's common stock on the date of the grant.

(4)
This column represents the aggregate grant date fair value of stock options granted to the named executive officers in accordance with ASC 718. The fair value of each stock option award was estimated on the grant date using the Black-Scholes option pricing model. The assumptions used in determining the grant date fair value for share-based compensation are described in the Company's 2013 Annual Report on Form 10-K in Note 15, Share-Based Compensation.

(5)	All amounts reported under this column relate to awards earned under the Executive Incentive Plan.

(6)
This column represents the annual change in the actuarial present value of accumulated benefits under the Employees’ Retirement Plan of Bank of Hawaii.  Mr. Ho and Ms. Sellers are the only named executive officers who are participants of this plan, which was frozen at the end of 1995.  For 2013, the present value declined by $1,446 and $4,377 for Mr. Ho and Ms. Sellers, respectively.

The Company has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

(7)	The All Other Compensation Table that follows provides additional detail regarding the amounts in this column.

ALL OTHER COMPENSATION TABLE
The following table sets forth a breakdown of All Other Compensation paid to or earned by our named executive officers for each of the fiscal years indicated.

Name	Year	Bank of Hawaii Retirement Savings Plan 401(k) Matching Contribution ($)(1)	Bank of Hawaii Value Sharing Funding ($)(2)	Bank of Hawaii Excess Plan Value Sharing Funding ($)(3)	Bank of Hawaii Retirement Savings Plan Company Fixed Contribution ($)(4)	Bank of Hawaii Excess Plan Company Fixed Contribution ($)(5)	Executive Deferred Compensation Program Restoration Contribution ($) (6)	Term Life Insurance ($)(7)	Other Compensation ($)(8)	Total All Other Compensation ($)
Peter S. Ho	2013	10,200	6,512	47,878	7,650	56,246	—	—	17,727	146,213
	2012	10,000	6,980	38,391	7,500	41,250	—	—	18,787	122,908
	2011	9,800	6,206	30,037	7,350	35,573	—	1,062	13,831	103,859

Kent T. Lucien	2013	10,200	6,512	13,407	7,650	15,749	5,471	—	12,679	71,668
	2012	10,000	6,980	14,728	7,500	15,825	—	—	11,803	66,836
	2011	9,800	6,206	11,798	7,350	13,973	—	1,754	13,399	64,280

Mark A. Rossi	2013	10,200	6,512	15,930	7,650	18,713	—	—	13,080	72,085
	2012	10,000	6,980	14,540	7,500	15,623	—	—	12,787	67,430
	2011	9,800	6,206	10,994	7,350	13,020	—	2,435	13,670	63,475

Mary E. Sellers	2013	10,200	6,512	11,903	7,650	13,983	5,089	—	—	55,337
	2012	10,000	6,980	12,306	7,500	13,223	—	—	—	50,009
	2011	9,800	6,206	8,957	7,350	10,608	—	1,234	—	44,155

Peter M. Biggs	2013	10,200	6,512	10,200	7,650	11,983	—	—	—	46,545
	2012	10,000	6,980	7,476	7,500	8,033	—	—	—	39,989
	2011	9,800	6,206	3,997	7,350	4,733	—	2,856	—	34,942

(1)
This column represents the Company match of an individual’s salary deferral contributions to the RSP, a qualified defined contribution pension plan, subject to the Internal Revenue Code prescribed limit (which in 2013 was limited to $255,000 of eligible compensation), and is available to all eligible employees. The Company makes a matching contribution of $1.25 for each dollar of employee contribution up to 2% of eligible compensation, and a $0.50 matching contribution for every dollar of employee contribution above 2% and up to 5% of eligible compensation.

(2)
For 2013, the total profit-sharing funding, or “Value Sharing Funding,” equaled 2.55% of eligible compensation. The funding is allocated in the following manner and made available to all eligible employees: 1) a portion of the funding is allocated in cash, 2) to the extent permitted by IRS ($255,000 of eligible compensation in 2013) and RSP provisions, a portion is contributed to the RSP, and 3) any Value Sharing Funding on eligible compensation in excess of IRS limits are contributed to the Excess Benefit Plan (column 3). Column 2 represents the sum of the cash portion and the portion contributed to the RSP. For 2013, the cash portion and the portion contributed to the RSP was $1,161 and $5,351, respectively, for each of the named executive officers.

(3)
This column represents the Company's Value Sharing Funding based on 2.55% of eligible compensation in excess of the Internal Revenue Code prescribed limit ($255,000 of eligible compensation in 2013) that is contributed to the Excess Benefit Plan, and is available to all eligible employees.

(4)	The Company's Fixed Contribution to the RSP equaled 3% of eligible compensation, subject to the same Internal Revenue Code prescribed limits, and is available to all eligible employees.

(5)
The Company's Fixed Contribution to the RSP equaled 3% of eligible compensation. This column represents the Company's Fixed Contribution in excess of the Internal Revenue Code prescribed limits that is paid into the Excess Benefit Plan, and is available to all eligible employees.

(6)
Mr. Lucien and Ms. Sellers were the only named executive officers who deferred amounts under the Deferred Compensation Program. Refer to section "Nonqualified Deferred Compensation" for additional information.

(7)	This column includes the portion of life insurance premiums paid by the Company. The beneficiaries on these insurance policies are named by each named executive officer.

(8)	For 2013, this column includes the value of perquisites for Messrs. Ho, Lucien, and Rossi, which include club membership dues, car services, spouse travel, and home security for Mr. Ho.

NONQUALIFIED DEFERRED COMPENSATION
Executive Deferred Compensation Program
The Company’s Executive Deferred Compensation Program (the “Deferred Compensation Program”) is a nonqualified deferred compensation plan that allows senior management (including the named executive officers) to defer up to 80% of their base salary earned for a specified year through the Executive Base Salary Deferral Plan (the “Salary Deferral Plan”), and to defer up to 100% of incentive payments under the Executive Incentive Plan. In 2013, Mr. Lucien and Ms. Sellers deferred amounts under the Deferred Compensation Program.
For each Plan Year beginning in 2012, with respect to the deferred amount, a Deferred Compensation Program participant who is eligible for the Company's Fixed Contribution and discretionary Value Sharing Contribution under the Company’s qualified retirement plan, the Bank of Hawaii Retirement Savings Plan ("Retirement Savings Plan"), will receive an amount, referred to as "Restoration Contribution," equal to the sum of: (a) the "Fixed Contribution Percentage" as described in the Retirement Savings Plan for the immediately preceding Plan Year multiplied by the Elective Deferral Amount; plus (b) the "Value Sharing Allocation Percentage" as determined by the Company for purposes of the Retirement Savings Plan for the immediately preceding Plan Year multiplied by the Elective Deferral Amount.
A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Deferred Compensation Program are subject to adjustment for appreciation or depreciation in value based on hypothetical investments in one or more investment funds or vehicles permitted by the Compensation Committee and chosen by the participant. A participant’s deferred amounts are generally payable beginning on the earliest to occur of the following: (a) a specified time chosen by the participant, or if none, the date that is six months following a separation from service, (b) the participant’s death, (c) the participant’s disability or (d) an “unforeseeable emergency” (generally, a severe financial hardship resulting from the illness of the participant or his or her spouse or dependent, or other extraordinary and unforeseeable circumstances arising from events beyond the control of the participant). Distributions in the event of an unforeseeable emergency are subject to restrictions and are limited to an amount that is reasonably necessary to satisfy the emergency need. For distributions upon a separation from service or at a specified time chosen by a participant, the participant may choose to receive deferred amounts as a lump sum cash payment or in annual installments over a period not to exceed five years. The amount of each installment will be calculated using the “declining balance method," under which each installment payment is determined by dividing a participant’s aggregate unpaid balance by the remaining years in the payment period. For distributions resulting from all other events, payment will be made as a lump sum cash payment.
The Company's obligations with respect to deferred amounts under the Salary Deferral Plan and the Executive Incentive Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plans. The assets of the trust are at all times subject to the claims of the Company’s general creditors.
Retirement Savings Excess Benefit Plan
The Retirement Savings Excess Benefit Plan (the “Excess Benefit Plan”) is a nonqualified supplemental retirement benefits plan that compensates participants for the amount of benefits that would otherwise be payable under the Company’s Retirement Savings Plan but for limitations under Internal Revenue Code Sections 415 and 401(a)(17) as to the amount of annual contributions to, and annual benefits payable under, the Retirement Savings Plan. A participant’s accrued benefits under the Excess Benefit Plan are hypothetically invested in one or more funds permitted by the Plan and chosen by the participant, and are adjusted for appreciation or depreciation in value attributable to such hypothetical investments.
For an individual who first becomes a participant in the Excess Benefit Plan after May 19, 2006, the plan provides that benefits are payable upon a separation from service according to a distribution schedule that is determined by reference to the total amount accrued for the individual under the plan. A participant with:

•	$100,000 or less in deferred amounts will receive a lump sum payment six months after separation from service;

•	more than $100,000 but no more than $300,000 in deferred amounts will receive distributions in two installments;

•	more than $300,000 but no more than $500,000 in deferred amounts will receive distributions in three installments; and

•	more than $500,000 in deferred amounts will receive distributions in five installments.
In each case, the first installment will be paid on the first day of the seventh month following separation from service and subsequent installments will be paid in each subsequent January. An individual who first became a participant in the Excess Benefit Plan on or prior to May 19, 2006 will receive benefits upon the participant’s separation from service and may have elected to be paid as follows: (a) according to the distribution schedule applicable to individuals who become participants after May 19, 2006, (b) in a lump sum on the first day of the seventh month following separation from service, or (c) in annual installments (not to exceed five) commencing on the first day of the seventh month following separation from service or commencing on an anniversary of the participant’s separation from service (not later than the fifth anniversary). The amount of each installment will be calculated using the declining balance method. If a participant dies prior to the full distribution of his or her deferred amounts, any unpaid amounts remaining will be distributed in a lump sum to the named executive officer's beneficiary.
The Company’s obligations under the Excess Benefit Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plan. The assets of the trust are at all times subject to the claims of the Company’s general creditors.
Set forth below is information regarding the amounts deferred by or for the benefit of the named executive officers in 2013.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2013

Name	Executive Contributions In Last Fiscal Year ($)(1)	Registrant Contributions In Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Peter S. Ho	—	104,124	19,399	—	449,946
Kent T. Lucien	203,269	34,627	42,048	—	520,058
Mark A. Rossi	—	34,643	11,922	—	141,392
Mary E. Sellers	91,625	30,975	19,968	—	268,743
Peter M. Biggs	—	22,183	10,501	—	74,590

(1)During 2013, Mr. Lucien and Ms. Sellers deferred $98,519 and $91,625, respectively, under the Salary Deferral Plan. Mr. Lucien also deferred $104,750 under the Executive Incentive Plan. The table below shows the Vanguard funds deemed available for selection by participants under the Deferred Compensation Program and their annual rate of return for the calendar year ended December 31, 2013, as reported by the administrator of the Deferred Compensation Program.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
500 Index Fund Inv	32.18%	Target Retirement 2020	15.85%
Emerging Markets Stock Index Inv	(5.19)%	Target Retirement 2025	18.14%
Explorer Fund Investor	44.36%	Target Retirement 2030	20.49%
Growth Equity Fund	32.32%	Target Retirement 2035	22.82%
High-Yield Corp Fund Inv	4.54%	Target Retirement 2040	24.37%
International Growth Inv	22.95%	Target Retirement 2045	24.37%
Mid-Cap Growth Fund	34.15%	Target Retirement 2050	24.34%
Mid-Cap Index Fund Inv	35.00%	Target Retirement 2055	24.33%
Prime Money Market Fund	0.02%	Target Retirement 2060	24.35%
Selected Value Fund	42.04%	Target Retirement Income	5.87%
Short-Term Federal Inv	(0.35)%	Total Bond Market Index Inv	(2.14)%
Small-Cap Index Fund Inv	37.62%	Wellington Fund Inv	19.66%
Target Retirement 2010	9.10%	Windsor Fund Investor	36.38%
Target Retirement 2015	13.00%

(2)
These amounts represent Excess Benefit Plan contributions by the Company for fiscal year 2013 which were paid in 2014 and accordingly are not included in the Aggregate Balance at Last Fiscal Year-End column. See columns 3, 5, and 6 of the “All Other Compensation Table” for additional details.

(3)
A portion of each amount listed in this column has been reported in the "Summary Compensation Table" in current and prior years' proxy statements for the years in which the named executive officer appeared in these proxy statements. The amounts reported are as follows: Mr. Ho, $368,382; Mr. Lucien, $464,237; Mr. Rossi, $91,080; Ms. Sellers, $189,112; and Mr. Biggs, $8,730.

GRANTS OF PLAN-BASED AWARDS IN 2013
The following table summarizes the equity-based awards granted in 2013 to the named executive officers in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter S. Ho(2)	PRS	1/25/13	—	—	—	—	31,580	31,580	—	—	—	1,506,366

Kent T. Lucien(2)	PRS	1/25/13	—	—	—	—	10,530	10,530	—	—	—	502,281

Mark A. Rossi(2)	PRS	1/25/13	—	—	—	—	10,530	10,530	—	—	—	502,281

Mary E. Sellers(2)	PRS	1/25/13	—	—	—	—	10,530	10,530	—	—	—	502,281

Peter M. Biggs(2)(3)	PRS	1/25/13	—	—	—	—	10,530	10,530	—	—	—	502,281
	PRS	4/26/13					10,205	10,205	—	—	—	481,370

(1)	Type of Award: PRS - Performance-Based Restricted Stock

(2)
Performance-based restricted stock was granted, of which one third are Service Shares, one third are First-Tier Shares, and one third are Second-Tier Shares, which vests in one third increments on March 3, 2014, January 30, 2015, and January 29, 2016, provided service and performance criteria are met. Each of the restricted share components vests provided the grantee remains an employee of the Company through each respective vesting date as the Company achieved the 2013 performance objectives. The Service Shares vested as the Company achieved positive net income for 2013. The First-Tier Shares vested as the Company's return on assets, or return on equity, or stock price to book ratio fell within the top two quartiles of the 2013 Regional Bank Index or the 2013 U.S. Bank Index that had been designated by the Compensation Committee. The Second-Tier Shares vested as the Company's return on assets, or return on equity, or stock price to book ratio fell within the top quartile of the 2013 Regional Bank Index or the 2013 U.S. Bank Index that had been designated by the Compensation Committee. As the Company satisfied the 2013 performance objectives, as designated by the Compensation Committee, the grantee must remain an employee of the Company through the respective vesting dates to earn the performance-based restricted shares.

(3)
Performance-based restricted stock was granted, of which one third are Service Shares, one third are First-Tier Shares, and one third are Second Tier Shares, which vests in one third increments on March 3, 2014, January 30, 2015, and January 29, 2016, provided service and performance criteria are met. Each of the restricted share components vests provided the grantee remains an employee of the Company through each respective vesting date as the Company achieved the 2013 performance objectives. The Service Shares vested as the Company achieved positive net income during the period April 1, 2013 through December 31, 2013. The First-Tier Shares vested as the Company's return on assets, or return on equity, or stock price to book ratio fell within the top two quartiles of the 2013 Regional Bank Index or the 2013 U.S. Bank Index that had been designated by the Compensation Committee for the period April 1, 2013 through December 31, 2013. The Second-Tier Shares vested as the Company's return on assets, or return on equity, or stock price to book ratio fell within the top quartile of the 2013 Regional Bank Index or the 2013 U.S. Bank Index that had been designated by the Compensation Committee for the period April 1, 2013 through December 31, 2013. The grant was issued to Mr. Biggs to bring his long-term equity incentive compensation in line with his peers. As the Company satisfied the 2013 performance objectives, as designated by the Compensation Committee, the grantee must remain an employee of the Company through the respective vesting dates to earn the performance-based restricted shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table presents a summary of unexercised stock options and restricted stock awards held as of December 31, 2013 by the named executive officers in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Peter S. Ho	54,919	—	—	50.72	12/16/15	930	(1)	55,000	10,374	(3)	613,518
	23,333	—	—	42.22	11/18/21	1,336	(2)	79,011	31,580	(4)	1,867,641
	23,333	—	—	47.72	1/20/22	—		—	—		—

Kent T. Lucien	2,191	—	—	54.31	4/28/16	760	(2)	44,946	3,706	(3)	219,173
	15,000	—	—	42.22	11/18/21	—		—	10,530	(4)	622,744
	15,000	—	—	47.72	1/20/22	—		—	—		—

Mark A. Rossi	15,000	—	—	42.22	11/18/21	483	(1)	28,565	3,706	(3)	219,173
	15,000	—	—	47.72	1/20/22	696	(2)	41,161	10,530	(4)	622,744

Mary E. Sellers	21,490	—	—	50.72	12/16/15	422	(1)	24,957	3,706	(3)	219,173
	15,000	—	—	42.22	11/18/21	608	(2)	35,957	10,530	(4)	622,744
	15,000	—	—	47.72	1/20/22	—		—	—		—

Peter M. Biggs	15,000	—	—	42.22	11/18/21	142	(1)	8,398	3,706	(3)	219,173
	15,000	—	—	47.72	1/20/22	208	(2)	12,301	20,735	(4)	1,226,268

(1)
These shares of restricted stock vest based on service conditions. A total of 660 shares vested for named executive officers on January 31, 2014. Future vesting dates are January 31, 2015, and January 31, 2016 or the next business day if the vesting date falls on a weekend or holiday.

(2)
These shares of restricted stock vest based on service conditions. A total of 1,472 shares vested for named executive officers on January 31, 2014. Future vesting dates are January 30, 2015, January 29, 2016, and January 31, 2017.

(3)	These are performance-based restricted stock. The future vesting date is December 31, 2014.

(4)	These are performance-based restricted stock. Future vesting dates are March 3, 2014, January 30, 2015, and January 29, 2016.

(5)	The amounts in these columns are based on the closing stock price of Bank of Hawaii Corporation’s common stock on December 31, 2013 of $59.14.

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table includes values realized for stock options exercised, the vesting of restricted stock, and the payouts on performance-based restricted stock units in 2013. For further information on the vesting criteria for these restricted stock awards see the table “Outstanding Equity Awards At Fiscal Year-End.”

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter S. Ho	—	—	21,391	1,146,416
Kent T. Lucien	—	—	13,975	714,121
Mark A. Rossi	—	—	12,583	647,180
Mary E. Sellers	—	—	12,540	645,112
Peter M. Biggs	—	—	7,514	403,412

(1)
Value determined by multiplying the number of vested shares by the closing market price per share of our common stock on the vesting date, or on the next business day in the event the vesting date was not on a business day.

EQUITY COMPENSATION PLAN INFORMATION
The following table contains information with respect to all of the Company’s compensation plans (including individual compensation arrangements) under which securities are authorized for issuance as of December 31, 2013.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)(A)	Weighted average exercise price of outstanding options, warrants and rights ($)(B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A)) (#)(C)
Equity compensation plans approved by security holders	845,547	46.18	2,619,007

PENSION BENEFITS
The Employees’ Retirement Plan of Bank of Hawaii (the “Retirement Plan”) provides retirement benefits for eligible employees based on the employee’s years of service and average annual salary during the 60 consecutive months resulting in the highest average salary (excluding overtime, incentive plan payouts, and discretionary cash awards). The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants were increased in proportion to the increase in the participant’s average annual salary. As of December 31, 2000, the benefits under the Retirement Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. Mr. Ho and Ms. Sellers are the only named executive officers who are participants in the Retirement Plan. A summary of their benefits are listed below:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Ho	Employees’ Retirement Plan of Bank of Hawaii	2	8,570	—
Mary E. Sellers	Employees’ Retirement Plan of Bank of Hawaii	7	65,294	—

CHANGE IN CONTROL, TERMINATION, AND OTHER ARRANGEMENTS
Bank of Hawaii’s Change in Control Retention Plan (the “Retention Plan”) includes a "Double Trigger" payout requirement which provides a participant with benefits in the event of a change in control of the Company and in the event the participant’s employment is terminated by the Company without cause or by the participant for “good reason” within 24 months following a change in control of the Company. All of the current named executive officers are participants in the Retention Plan. Two levels of benefits are payable to participants in the Retention Plan, with executives holding the position of Vice Chairman or above being eligible for the higher tier of benefits. Messrs. Ho, Lucien, Rossi, and Biggs, and Ms. Sellers are eligible for the higher tier of benefits (described in the table below). In consideration of the benefits payable under the Retention Plan, participants are, for 12 months following termination of employment, subject to non-disclosure, non-competition (generally with respect to any other financial institution doing business in Hawaii), non-solicitation of business and employees, and non-disparagement restrictions.
In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit, and to eliminate any tax gross up payments to executives in connection with any payment or benefit under the Plan.
Under the Retention Plan, a “change in control” will be deemed to have occurred if:

•	any person or group becomes the beneficial owner of 25% or more of the combined voting power of the Company’s securities that are entitled to vote for the election of directors;

•
a reorganization, merger or consolidation of the Company or the sale of substantially all of its assets occurs (excluding a transaction in which beneficial owners of the Company immediately prior to the transaction continue to own more than 60% of the total outstanding stock of the resulting entity and of the combined voting power of the entity’s securities that are entitled to vote for the election of directors); or

•
individuals who constituted the Board of Directors as of April 30, 2004 cease to constitute a majority of the Board, including as a result of actual or threatened election contests or through consents by or on behalf of a party other than the Board (but disregarding directors whose nomination or election was approved by at least a majority of the directors as of April 30, 2004 or other directors approved by them).

A participant is deemed to have “good reason” if one or more of the following occur after a change in control without the participant’s written consent:

•	a material reduction in the participant’s base salary, authority, duties or responsibilities, or in the budget over which the participant has authority;

•	a material reduction in the authority, duties or responsibilities of the participant’s supervisor;

•
the participant is required to relocate to a different Hawaiian Island for employment or to a place more than 50 miles from the participant’s base of employment immediately prior to the change in control; or

•	any other action or inaction that constitutes a material breach by the Company of the Retention Plan or the participant’s employment agreement.
The terms of the Company’s 2004 Stock and Incentive Compensation Plan provide for full acceleration of vesting of restricted stock, restricted stock units, and stock options upon the occurrence of a change in control of the Company. Commencing in April 2013, all new restricted stock, restricted stock units and stock option agreements which, by their terms, provide for acceleration of vesting in the event of a change in control, require a “Double Trigger” for acceleration to occur, as provided in the Retention Plan. The Executive Incentive Plan provides that incentive awards will, upon a change in control of the Company, be prorated as though the applicable performance period ended on the change in control date, and will be calculated as an amount equal to two times a participant’s incentive allocation for the prorated performance period.

The table below sets forth the benefits that would have been payable to each of the named executive officers had a qualifying termination occurred under the terms of the Retention Plan or plans with change in control provisions on December 31, 2013.

Name	Base Salary and Bonus Payment ($)(1)(8)	Executive Incentive Plan Payment ($) (2)(8)	Health Benefits ($)(3)	Outplacement ($)(4)	Relocation Payment ($)(5)	Acceleration of Restricted Stock ($)(6)(8)	Non- competition Payment ($)(7)	Total ($)
Peter S. Ho	3,060,000	1,530,000	44,683	23,024	150,000	2,615,171	1,530,000	8,952,878
Kent T. Lucien	1,539,000	684,000	39,468	23,024	150,000	886,863	769,500	4,091,855
Mark A. Rossi	1,539,000	684,000	29,788	23,024	150,000	911,643	769,500	4,106,955
Mary E. Sellers	1,372,750	565,250	29,788	23,024	150,000	902,831	686,375	3,730,018
Peter M. Biggs	1,130,500	465,500	39,468	23,024	150,000	1,037,830	565,250	3,411,572

(1)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to the sum of (a) two times the participant’s highest annual base salary in the three fiscal years preceding termination of employment (the “Highest Base Salary”), and (b) two times the product of the participant’s annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant’s Highest Base Salary. Amounts would be payable in a lump sum in the month following termination unless the participant is a “key employee” as defined in Treasury Regulation Section 416(i)(1)(A)(i), (ii) or (iii), in which case amounts would be payable in a lump sum on the first day of the seventh month following termination.

(2)
The Executive Incentive Plan provides that upon a change in control of the Company, a participant who would otherwise be entitled to a final award for a performance period ending after the date of the change in control will be entitled to an amount equal to two times the participant’s annual bonus target percentage under the plan (calculated based on the participant’s annualized salary), pro-rated to the number of months elapsed in the applicable performance period. The final award would be paid within ten days after the end of the shortened performance period.

(3)
In lieu of Company-paid health benefits, Retention Plan participants who hold the position of Vice Chairman or above would be entitled to an amount equal to three times the cost of annual COBRA premiums for the medical, dental and vision plan coverage that was provided to the participant immediately prior to termination (or coverage provided to employees generally if the participant was not covered by the Company’s health plans prior to termination). Amounts would be payable in a lump sum as described in (1) above.

(4)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to reimbursement for outplacement expenses not to exceed $20,000 (adjusted for inflation after 2007).

(5)
For participants who hold the position of Vice Chairman or above, the Retention Plan provides for reimbursement of reasonable moving expenses incurred by the participant within 24 months following a qualifying termination (to the extent not reimbursed by another employer). The maximum reimbursement for real estate transaction expenses shall not exceed $100,000 and the maximum reimbursement for all other reasonable moving expenses shall not exceed $50,000.

(6)
Under the 2004 Stock and Incentive Compensation Plan, a change in control would accelerate the lapsing of restrictions applicable to any restricted stock, restricted stock units, and stock options granted under such plan.

(7)
Under the Retention Plan, a participant who holds the position of Vice Chairman or above is eligible to receive an amount equal to the sum of (a) one times the participant’s Highest Base Salary, and (b) the product of the participant’s annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant’s Highest Base Salary, provided that the participant refrains from competing against the Company (generally with respect to any other financial institution doing business in Hawaii) and also complies with the non-solicitation, non-disclosures and non-disparagement provisions of the plan for twelve months following the date of termination. The payment described in this section would be paid in a lump sum in the thirteenth month following termination.

(8)
In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit. Under the terms of the Retention Plan, if it is determined that any payment or benefit would be subject to Excise Tax, then the benefit payments will be reduced first from equity compensation and then from salary and bonus to the extent that the value of the reduced benefit payments will not be subject to any Excise Tax.

PROPOSAL 3: APPROVAL OF BANK OF HAWAII CORPORATION 2014 STOCK AND INCENTIVE PLAN
We are requesting shareholders to approve the Bank of Hawaii Corporation 2014 Stock and Incentive Plan (the “2014 Plan”), the material terms of which are described below. The Board of Directors approved the 2014 Plan on January 24, 2014, subject to the shareholder approval solicited by this proxy statement. The purpose of the 2014 Plan is to assist us in attracting and retaining employees, directors, consultants and independent contractors of outstanding ability and to promote the alignment of their interests with those of our shareholders.
The 2014 Plan provides for the grant of stock options and other stock-based awards, as well as cash-based performance awards. If approved by the Company’s shareholders, the 2014 Plan would become effective as of May 1, 2014 and would replace the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (the “2004 Plan”), which expires on April 30, 2014. The remaining shares available for issuance under the 2004 Plan plus the number of shares covered by outstanding awards under the 2004 Plan that are forfeited or expire (subject to cap of 700,000) will carry over to the new 2014 Plan and no new shares are being requested as part of this proposal.
As a NYSE listed company, we are required to seek the approval of our shareholders before implementing an equity compensation plan. Shareholder approval will also preserve our ability to grant incentive stock options and to deduct the expense of certain awards for federal income tax purposes. If our shareholders do not approve the 2014 Plan, it will not be implemented. In this event, we expect that our Board of Directors may consider substituting other forms of compensation to assure that our compensation packages for employees and directors are appropriate to recruit, retain, compensate and provide appropriate incentives for these individuals.
Description of the 2014 Plan
The 2014 Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”), Performance Awards, and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the 2014 Plan is entirely qualified by reference to the full text of the 2014 Plan, a copy of which is attached hereto as Appendix A. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2014 Plan.
Eligibility and Administration
All employees, non-employee directors, consultants and independent contractors of the Company and its Affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the 2014 Plan.
The 2014 Plan is administered by the Compensation Committee of the Board of Directors (unless the Board of Directors appoints another committee or person(s) for such purpose), except with respect to Awards granted to non-employee directors.  With respect to Awards granted to non-employee directors, the Board of Directors serves as the “committee,” unless the Board appoints another committee or person(s) for such purpose. The Compensation Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (“participants”) and the terms of all Awards under the 2014 Plan. Subject to the provisions of the 2014 Plan, the Compensation Committee has authority to interpret the 2014 Plan and agreements under the 2014 Plan and to make all other determinations relating to the administration of the 2014 Plan.
Stock Subject to the 2014 Plan
The maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the 2014 Plan is 1,353,809 Shares, which are being carried over from the 2004 Plan after the Board’s adoption of the 2014 Plan, (a) decreased by the number of Shares covered by awards providing for the issuance of Shares that are granted under the 2004 Plan after the Board’s adoption of the 2014 Plan and (b) increased by the number of Shares (but not in excess of 700,000 Shares) covered by awards providing for the issuance of Shares granted under the 2004 Plan that cease to be covered by such awards by reason of termination, expiration or forfeiture of the award after the Board’s adoption of the 2014 Plan. If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award are available for the grant of additional Awards (except for Shares withheld to pay the exercise price of an Option or withholding taxes) under the 2014 Plan.

The maximum number of shares of common stock with respect to which an employee may be granted Awards under the 2014 Plan during any calendar year is 200,000 shares.
Options
The 2014 Plan authorizes the grant of Nonqualified Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. The Compensation Committee may in its discretion condition the grant or vesting of an Option upon the achievement of one or more Performance Goals (described below). The exercise of an Option permits the participant to purchase shares of common stock from the Company at a specified exercise price per share. The terms of an Option grant may provide for the payment of cash in lieu of the issuance of Shares upon exercise of the option.  Options granted under the 2014 Plan are exercisable upon such terms and conditions as the Compensation Committee shall determine. The exercise price per share and manner of payment for Shares purchased pursuant to Options are determined by the Compensation Committee, subject to the terms of the 2014 Plan. The per share exercise price of Options granted under the 2014 Plan may not be less than 100% of the fair market value per share on the date of grant. The 2014 Plan provides that the term during which Options may be exercised is determined by the Compensation Committee, except that no Option may be exercised more than ten years after its date of grant.
Restricted Stock Awards
The 2014 Plan authorizes the Compensation Committee to grant Restricted Stock Awards. Shares of common stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Compensation Committee determines. Such terms and conditions may provide, in the discretion of the Compensation Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals as described below.
Restricted Stock Units
RSUs granted under the 2014 Plan are contingent awards of common stock or the cash equivalent thereof. Pursuant to such Awards, shares of common stock are issued, or the cash value of the Shares is paid, subject to such terms and conditions as the Compensation Committee deems appropriate. Unlike in the case of awards of Restricted Stock, shares of common stock are not issued immediately upon the award of RSUs, but instead shares of common stock are issued or the cash value of the Shares is paid upon the satisfaction of such terms and conditions as the Compensation Committee may specify, including the achievement of one or more Performance Goals.
Performance Awards
The 2014 Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of common stock or a combination thereof contingent upon the attainment of one or more Performance Goals established by the Compensation Committee. For purposes of the limit on the number of shares of common stock with respect to which an employee may be granted Awards during any calendar year, a Performance Award is deemed to cover the number of shares of common stock equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any participant pursuant to all Performance Awards granted to such participant during a calendar year may not exceed $10,000,000.
Other Stock-Based Awards
The 2014 Plan authorizes the grant of Other Stock-Based Awards (including the issuance or offer for sale of unrestricted shares of common stock) covering such number of Shares and having such terms and conditions as the Committee may determine, including terms that condition the payment or vesting of Other Stock-Based Awards upon the achievement of one or more Performance Goals.
Dividends and Dividend Equivalents
The terms of an Award (other than an Option) may, at the Compensation Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award. The payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Compensation Committee. Payment of dividends and dividend equivalents may be contingent upon the achievement of one or more Performance Goals.
Performance Goals
As described above, the terms and conditions of an Award may provide for the grant, vesting or payment of Awards to be contingent upon the achievement of one or more specified Performance Goals established by the Compensation Committee. For this purpose, “Performance Goals” means performance goals that the Compensation Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, achievement of customer satisfaction goals, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, expenses (including sales, general and administrative expenses), capital and capital measures, efficiency ratio, improvement of financial ratings, internal rate of return, market share, geographic expansion, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, comparisons to the performance of other companies, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or shareholders' equity, and return versus the Company’s cost of capital), revenues, sales, stock price (including growth measures and total shareholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Compensation Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates and may cover such period as the Compensation Committee may specify.
Adjustments to Reflect Certain Events and Transactions
If the outstanding common stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation, or the like, the 2014 Plan provides for the Compensation Committee to substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the 2014 Plan, and/or (e) the maximum number of securities with respect to which an employee may be granted Awards during any calendar year. In the event of a merger or consolidation to which the Company is a party or other specified transactions, the 2014 Plan authorizes the Compensation Committee to make such changes and adjustments to outstanding awards as it deems equitable including causing any Award to become vested in whole or in part, be assumed by a successor or acquirer, or be cancelled in consideration of a cash payment equal to the fair value of the cancelled Award.
Withholding
The Company is generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of common stock otherwise issuable, or (c) delivery to the Company by the participant of unencumbered shares of common stock.
Termination and Amendment; Term of 2014 Plan
The Board of Directors may amend or terminate the 2014 Plan at any time. However, after the 2014 Plan has been approved by the shareholders of the Company, the Board of Directors may not amend or terminate the 2014 Plan without the approval of (a) the Company’s shareholders if shareholder approval of the amendment is required by applicable law, rules or regulations or the exchange or interdealer quotation system on which the common stock is listed or quoted, and (b) each affected participant if such amendment or termination would adversely affect such participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.
Unless sooner terminated by the Board of Directors, the 2014 Plan will terminate ten years after it becomes effective.  Once the 2014 Plan is terminated, no further Awards may be granted or awarded under the 2014 Plan. Termination of the 2014 Plan will not affect the validity of any Awards outstanding on the date of termination.

New Plan Benefits
Awards under the 2014 Plan are discretionary and the Compensation Committee has not yet determined to whom Awards will be made and the terms and conditions of such awards. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the 2014 Plan are not presently determinable.
Summary of Certain Federal Income Tax Consequences
The following discussion briefly summarizes certain United States federal income tax aspects of Options, Restricted Stock, RSUs, and Performance Awards granted pursuant to the 2014 Plan. State, local and foreign tax consequences may differ.
Incentive Stock Options. A participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Stock Option, as described below.
Nonstatutory Stock Options, RSUs, Performance Awards and Other Stock-Based Awards.  A participant generally is not required to recognize income on the grant date of a Nonstatutory Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option is exercised, or in the case of an RSU, Performance Award, or Other Stock Based Award on the date of payment of such Award in cash and/or shares of common stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonstatutory Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award, or Other Stock-Based Award, the amount of cash and/or the fair market value of any shares of common stock received.
Restricted Stock. A participant who is granted Restricted Stock under the 2014 Plan is not required to recognize income with respect to the shares until the shares vest, unless the participant makes a special tax election to recognize income upon award of the shares. In either case, the amount of income the participant recognizes equals the fair market value of the shares of common stock at the time income is recognized.
Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2014 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of common stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.
Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above), a Performance Award, a Restricted Stock Award, an RSU, or an Other Stock-Based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.
Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1,000,000 for the taxable year. The 2014 Plan is intended to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”
Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the 2014 Plan, the Compensation Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.
Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient, including immediate taxation upon vesting, and an additional income tax of 20% of the amount of income so recognized. The 2014 Plan is intended to allow the granting of Awards that comply with, or qualify for an exemption from, Section 409A of the Code.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy is required for approval of the adoption of the 2014 Plan. Any shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as votes cast. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote with respect to this proposal.
The Board of Directors recommends a vote “FOR” the approval of the 2014 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii Corporation common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by the Company and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has written ethics and business conduct policies and procedures to monitor and approve related party transactions, including procedures related to any loans the Company makes to executive officers and directors. The Company also conducts ethics training for its officers and directors. In accordance with applicable NYSE listing standards, each related party transaction is reviewed and evaluated by an appropriate group, generally the Audit & Risk Committee, to determine whether a particular relationship serves the best interest of the Company and its shareholders and whether the relationship should be continued. The Company also has adopted a written Code of Business Conduct and Ethics (the “Code”) for all directors, officers and employees to address, among other topics, possible conflicts of interest, corporate opportunities, compliance responsibilities, and reporting and accountability. The Code stresses personal accountability. Directors, officers, or employees who become aware of conflicts of interest or are concerned that a conflict might develop are required to disclose the matter promptly.
In accordance with the applicable NYSE listing standards and the Code, any material transactions or relationships involving a director or executive officer that could reasonably be expected to give rise to a conflict of interest must be approved or ratified by the Audit & Risk Committee and a list of those approvals and ratifications must be submitted semi-annually to the Board of Directors. The Audit & Risk Committee approves or ratifies material transactions or relationships involving a director or executive officer based on the facts and circumstances of each case. In addition to self-reporting, information about potential conflicts of interest is obtained as part of the annual questionnaire process. In response to the annual Directors’ and Officers’ Questionnaire, each director and executive officer submits to the Corporate Secretary a description of any current or proposed related party transactions. These transactions are presented to the Audit & Risk Committee for review and approval or ratification.
The Company and its subsidiaries are also subject to extensive federal regulations regarding certain transactions, including banking regulations relating to the extension of credit by subsidiary banks to insiders, such as executive officers, directors and entities in which these individuals have specified control positions.
During 2013, the Company and its banking and investment subsidiaries engaged in transactions in the ordinary course of business with one or more of the Company’s directors and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or beneficiary. All loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Donald M. Takaki, a current director and director nominee is Chairman and Chief Executive Officer of HawkTree International, Inc. (“HawkTree”) and its subsidiaries, Pacific Courier, Inc. (“PCI”), and Island Movers, Inc. (“Island Movers”). PCI provides courier and ATM servicing/currency transportation services to the Company through two separate contracts, and Island Movers, Inc. provides moving/relocation services to the Bank. In 2013, the Company paid PCI approximately $1,456,000 pursuant to the courier contract and approximately $3,043,000 pursuant to the ATM servicing and currency transportation services contract. In 2013, the Company paid Island Movers, Inc. approximately $2,000. The above-mentioned transactions were made in the ordinary course of business and made on terms and conditions comparable to contracts with other customers not related to the Company. The Audit & Risk Committee has previously ratified and approved the contracts with HawkTree, PCI, and Island Movers, Inc.
Mr. Raymond P. Vara, Jr., a current director and director nominee, is President and CEO for Hawaii Pacific Health (“HPH”), a non-profit health care system and Hawaii's largest health care provider with annual gross revenues in excess of $900,000,000. In 2013, the Company served as administrator of an HPH defined contribution plan and received fees for such services of approximately $248,000. In addition, the Company provided various banking services and received miscellaneous fees of approximately $25,000. Another Hawaii financial institution serves as HPH's primary bank and provides most of HPH's banking needs. The above-mentioned transactions were made in the ordinary course of business and made on terms and conditions comparable to contracts with other customers not related to the Company.

PROPOSAL 4: RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR

The Audit & Risk Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. The Board recommends that the shareholders ratify this selection. Ernst & Young LLP has been the Company’s independent registered public accounting firm since its incorporation in 1971. We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP has indicated that they will have no statement to make but will be available to respond to questions. If this Proposal does not pass, the selection of the independent registered public accounting firm will be reconsidered by the Audit & Risk Committee.

The Board of Directors recommends a vote “FOR” the foregoing proposal.

ERNST & YOUNG LLP FEES

Ernst & Young LLP’s fees for professional services rendered for 2013 and 2012 were as follows:

Service	2013	2012
Audit Fees	$1,300,359	$1,323,555
Audit-Related Fees	194,000	250,000
Tax Fees	38,544	31,499
All Other Fees	-	102,842
Total	$1,532,903	$1,707,896

Audit Fees

The Audit Fees for 2013 and 2012 represent audit fees and administrative expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also represent fees for professional services rendered for statutory and subsidiary audits.

Audit-Related Fees

The Audit-Related Fees for 2013 and 2012 represent fees for employee benefit plan audits, services with respect to Statement on Standards for Attestation Engagements (“SSAE”) No. 16 related to the Company’s trust operations, and other attestation reports.

Tax Fees

The Tax Fees for 2013 and 2012 represent fees for the preparation of expatriate tax returns and other tax advisory and compliance services.

All Other Fees

All other fees in 2012 represent fees for advisory services rendered for an analysis of the Company's FDIC assessments.

AUDIT & RISK COMMITTEE REPORT
As members of the Audit & Risk Committee, we review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, we have met and held discussions with management and the independent registered public accounting firm. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we have reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accounting firm, including a review of the significant management judgments underlying the financial statements and disclosures.
The independent registered public accounting firm reports to us. We have sole authority to appoint and to terminate the engagement of the independent registered public accounting firm. As a matter of best practice, we submit the selection of the independent registered public accounting firm to shareholders for ratification.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board's (“PCAOB”) Accounting Standard No. 16, "Communications with Audit Committees," including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, we determined, among other things, that the audit and non-audit services provided by Ernst & Young LLP were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit & Risk Committee has adopted policies to avoid compromising the independence of the independent registered public accounting firm, such as prior committee approval of audit, non-audit, tax, and all other services, and required audit partner rotation.
We discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002. We met with our internal auditors and independent registered public accounting firm, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We also periodically met in executive session.
In reliance on the reviews and discussions referred to above, as members of the Audit & Risk Committee, we recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission. We have also appointed the Company’s independent registered public accounting firm, subject to shareholder ratification, for 2014.
As submitted by the members of the Audit & Risk Committee,
Clinton R. Churchill, Chairman
Robert Huret, Vice Chairman
Mary G. F. Bitterman
Mark A. Burak
Martin A. Stein
Raymond P. Vara, Jr.

AUDIT & RISK COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

On an annual basis, the Audit & Risk Committee pre-approves all auditing and permitted non-audit services to be provided by Ernst & Young LLP, except that the Audit & Risk Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by SEC rules. The pre-approved list of services consists of audit services, audit-related services, and tax services. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit & Risk Committee or its designee, the Committee Chairman, provided that any such pre-approval by the Committee Chairman is presented to the full Audit & Risk Committee at its next meeting. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded also requires specific pre-approval by the Audit & Risk Committee or its designee, the Committee Chairman, provided that any such pre-approval by the Committee Chairman is presented to the full Audit & Risk Committee at its next meeting.

All of the services provided by, and fees paid to, Ernst & Young LLP in 2013 were pre-approved by the Audit & Risk Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.

OTHER BUSINESS
The Board of Directors knows of no other business for consideration at the annual meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card, telephone, or the Internet will vote as they deem in the best interests of Bank of Hawaii Corporation.
A copy of the Company’s Annual Report on Form 10-K, including the related consolidated financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

APPENDIX A
BANK OF HAWAII CORPORATION
2014 STOCK AND INCENTIVE PLAN

1.    Definitions. In the Plan, except where the context otherwise indicates, the following definitions shall apply:
1.1.    “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.
1.2.    “Agreement” means an agreement or other document (including a plan or sub-plan) evidencing or establishing the terms of an Award (or Awards). An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.
1.3.     “Award” means a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Performance Award, or an Other Stock-Based Award.
1.4.    “Board” means the Board of Directors of the Company.
1.5.    “Code” means the Internal Revenue Code of 1986, as amended.
1.6.    “Committee” means the Human Resources and Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.
1.7.    “Common Stock” means the Company’s common stock, par value $0.01 per share.
1.8.    “Company” means Bank of Hawaii Corporation, a Delaware corporation, and any successor thereto.
1.9.    “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.
1.10.    “Date of Grant” means the date on which an Award is granted under the Plan.
1.11.    “Effective Date” means May 1, 2014.
1.12.    “Eligible Person” means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant or independent contractor to the Company or an Affiliate.
1.13.    “Employee” means any person who the Committee determines to be an employee of the Company or an Affiliate.
1.14.    “Exercise Price” means the price per Share at which an Option may be exercised.
1.15.     “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair

Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.
1.16.    “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.
1.17.    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
1.18.    “Option” means an option to purchase Shares granted pursuant to Section 6.
1.19.    “Option Period” means the period during which an Option may be exercised.
1.20.    “Other Stock-Based Award” means an Award granted pursuant to Section 11.
1.21.    “Participant” means an Eligible Person who has been granted an Award.
1.22.    “Performance Award” means a performance award granted pursuant to Section 10.
1.23.    “Performance Goals” means performance goals that the Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, achievement of customer satisfaction goals, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, expenses (including sales, general and administrative expenses), capital and capital measures, efficiency ratio, improvement of financial ratings, internal rate of return, market share, geographic expansion, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, comparisons to the performance of other companies, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or stockholder equity, and return versus the Company’s cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates and may cover such period as the Committee may specify.
1.24.    “Plan” means this Bank of Hawaii Corporation 2014 Incentive Plan, as amended from time to time.
1.25.    “Restricted Stock” means Shares granted pursuant to Section 8.
1.26.    “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.
1.27.    “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.
1.28.    “Share” means a share of Common Stock.
1.29.    “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.
1.30.    “2004 Plan” means the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan.
1.31.    Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

2.    Purpose. The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company.
3.    Administration. The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons and to establish sub-plans, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of the Plan (including to the Company’s Chief Executive Officer) to such extent it deems desirable and is consistent with the requirements of applicable law.
4.    Eligibility. Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.
5.    Stock Subject to Plan.
5.1.    Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan shall be equal to 1,353,809 Shares (a) decreased by the number of Shares covered by awards providing for the issuance of Shares that are granted under the 2004 Plan after the Board’s adoption of this Plan and (b) increased by the number of Shares (but not in excess of 700,000 Shares) covered by awards providing for the issuance of Shares granted under the 2004 Plan that cease to be covered by such awards by reason of termination, expiration or forfeiture of the award after the Board’s adoption of this Plan. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.
5.2.    If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld (or delivered) to pay the Exercise Price of an Option or withholding taxes pursuant to Sections 7.2, 7.3, or 17, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder.
5.3.    Subject to adjustment as provided in Section 13, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 500,000. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.
6.    Options.
6.1.    Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be a Nonqualified Stock Option unless expressly identified as an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. Such terms and conditions may provide that an Option may be exercised only as described in Section 7.3 and provide for the payment of cash in lieu of the issuance of all or a portion of the Shares issuable upon exercise (with Shares paid in cash being valued at Fair Market Value). The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.
6.2.    The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an

Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.
6.3.    The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.
7.    Exercise of Options.
7.1.    Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.
7.2.    To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment of the Exercise Price may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.
7.3.    To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.
8.    Restricted Stock Awards. Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.
9.    Restricted Stock Unit Awards. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance, vesting, or payment of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.
10.    Performance Awards. Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify. If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $10,000,000.
11.    Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals.
12.    Dividends and Dividend Equivalents. The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (a) may be either made currently or credited to an account established for the Participant, (b) may be made contingent upon the achievement of one or more Performance Goals, and (c) may be settled in cash or Shares, as determined by the Committee.

13.    Capital Events and Adjustments.
13.1.    In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in: (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.
13.2.    Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company’s Common Stock or all or substantially all of the Company’s assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”), the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it deems equitable, and may in its discretion, cause any Award granted hereunder to (a) vest in whole or in part, (b) be assumed or continued by any successor or acquirer, and/or (c) be canceled (in whole or in part) in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled Award (or portion thereof), as determined by the Committee in its discretion. The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option. For sake of clarity and notwithstanding anything to the contrary herein, (a) the fair value of an Option would be zero if the Fair Market Value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.
13.3.    The Committee need not take the same action under this Section 13 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award. No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 13, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee. All determinations required to be made under this Section 13 shall be made by the Committee in its discretion and shall be final and binding.
14.    Termination or Amendment. The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.
15.    Modification, Substitution of Awards.
15.1.    Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, and (b) except as approved by the Company’s stockholders and subject to Section 13, in no event may an Option be (i) modified to reduce the Exercise Price of the Option or (ii) cancelled or surrendered in consideration for cash, other Awards, or the grant of a new Option with a lower Exercise Price.
15.2.    Anything contained herein to the contrary notwithstanding, Awards may, in the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3, except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

16.    Stockholder Approval. The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. If the adoption of the Plan is not so approved by the Company’s stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.
17.    Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements. To the extent authorized by the Committee, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.
18.    Term of Plan. Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the Effective Date, and no Awards may be granted or awarded after such date; provided, however, that no Incentive Stock Options may be granted after the ten year anniversary of the date of adoption of the Plan by the Board. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.
19.    Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.
20.    General Provisions.
20.1.    The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.
20.2.    Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.
20.3.    The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.
20.4.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.
20.5.    Notwithstanding any other provision of the Plan or any Agreement to the contrary, Awards and any Shares issued or payments made under Awards shall be subject to any compensation clawback or recoupment policy (or policies) that the Company may have in effect from time to time, subject to such terms and conditions of such policy (or policies).
20.6.    The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

20.7.    The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.
20.8.    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
20.9.    Awards granted under this Plan are intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and shall be interpreted in accordance with such requirements.  Notwithstanding anything to the contrary herein, if the issuance of shares or payment of cash under an Agreement constitutes the payment to a Participant of nonqualified deferred compensation for purposes of Section 409A of the Code and the Participant is a “specified employee” (as determined under Treas. Reg. § 1.409A-1(i)), then such issuance of Shares or payment of cash shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (a) the date specified in the Agreement or (b) the date that is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). In no event shall the Company or any of its Affiliates have any liability to any Participant with respect to any Award failing to qualify for any specific tax treatment (such as an Option designated as an incentive stock option failing to qualify for treatment as an incentive stock option under Section 422 of the Code) or for any taxes or penalties incurred by a Participant under Section 409A of the Code with respect to any Award. The Committee may grant Awards that qualify as performance-based compensation under Section 162(m) and awards that do not so qualify.

Bank of Hawaii Corporation

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Vote by Internet

- Go to **www.envisionreports.com/boh**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice and Admission Ticket

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Important Notice Regarding the Availability of Proxy Materials for the Bank of Hawaii Corporation Shareholders' Meeting to be Held on April 25, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, 2013 Annual Report on Form 10-K and Summary Annual Report to shareholders are available at:

www.envisionreports.com/boh

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/boh** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 15, 2014 to facilitate timely delivery.

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Shareholder Meeting Notice & Admission Ticket

Bank of Hawaii Corporation's Annual Meeting of Shareholders will be held on April 25, 2014 at 111 S. King Street, 5th Floor, Honolulu, HI, at 8:30 a.m. Hawaii Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR all nominees and FOR Proposals 2, 3 and 4:

1. Election of Directors.
   01 - S. Haunani Apoliona
   02 - Mary G. F. Bitterman
   03 - Mark A. Burak
   04 - Michael J. Chun
   05 - Clinton R. Churchill
   06 - David A. Heenan
   07 - Peter S. Ho
   08 - Robert Huret
   09 - Kent T. Lucien
   10 - Martin A. Stein
   11 - Donald M. Takaki
   12 - Barbara J. Tanabe
   13 - Raymond P. Vara, Jr.
   14 - Robert W. Wo
2. Say on Pay - An advisory vote to approve executive compensation.
3. Approval of the Bank of Hawaii Corporation 2014 Stock and Incentive Plan.
4. Ratification of Re-appointment of Ernst & Young LLP for 2014.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/boh**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials for Bank of Hawaii Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 15, 2014.

Bank of Hawaii Corporation

IMPORTANT ANNUAL MEETING INFORMATION

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Admission Ticket

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2014.

Vote by Internet

- Go to **www.envisionreports.com/boh**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - S. Haunani Apoliona	☐	☐	☐
02 - Mary G. F. Bitterman	☐	☐	☐
03 - Mark A. Burak	☐	☐	☐
04 - Michael J. Chun	☐	☐	☐
05 - Clinton R. Churchill	☐	☐	☐
06 - David A. Heenan	☐	☐	☐
07 - Peter S. Ho	☐	☐	☐
08 - Robert Huret	☐	☐	☐
09 - Kent T. Lucien	☐	☐	☐
10 - Martin A. Stein	☐	☐	☐
11 - Donald M. Takaki	☐	☐	☐
12 - Barbara J. Tanabe	☐	☐	☐
13 - Raymond P. Vara, Jr.	☐	☐	☐
14 - Robert W. Wo	☐	☐	☐

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Proposal	For	Against	Abstain
2. Say on Pay - An advisory vote to approve executive compensation.	☐	☐	☐
3. Approval of the Bank of Hawaii Corporation 2014 Stock and Incentive Plan.	☐	☐	☐
4. Ratification of Re-appointment of Ernst & Young LLP for 2014.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON THIS CARD.

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2014 Annual Meeting Admission Ticket

Bank of Hawaii Corporation
2014 Annual Meeting of Shareholders
April 25, 2014, 8:30 a.m. Hawaii Time
111 S. King Street, 5th floor
Honolulu, Hawaii
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2014 Annual Meeting of Shareholders

111 S. King Street, 5th floor, Honolulu, HI

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Proxy Solicited by the Board of Directors for Annual Meeting — April 25, 2014

Mark A. Rossi and Nathan J. Sult, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank of Hawaii Corporation to be held on April 25, 2014 at 8:30 a.m. or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For those who are participants in the Bank of Hawaii Retirement Savings Plan (the "Plan"), this proxy also covers all shares of Bank of Hawaii Corporation stock for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Plan. Please instruct the Trustee how to vote on these proposals by indicating your selection on the reverse of this Proxy card.

If the Trustee does not receive written instructions from you before 5 P.M. Central Time, on April 22, 2014, the Trustee will vote your shares held in the Plan in the same proportion as the shares for which instructions are received.

(Items to be voted appear on reverse side.)

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON THIS CARD. +